PRODUCT SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
For Participation Securities	Registration Statement Nos. 333-275587
(To Prospectus dated November 16, 2023)	333-275587-01

GLOBAL MEDIUM-TERM NOTES, SERIES I

Senior Fixed Rate Notes

Morgan Stanley Finance LLC

GLOBAL MEDIUM-TERM NOTES, SERIES A

Senior Notes

Fully and Unconditionally Guaranteed by Morgan Stanley

 Participation Securities
Linked to One or More Indices and/or Shares

We, Morgan Stanley and Morgan Stanley Finance LLC (“MSFL”), a wholly owned finance subsidiary of Morgan Stanley, may offer from time to time participation securities, which we refer to as the securities, that may be linked to a single index, the shares of a common stock, the shares of an exchange-traded fund or a basket consisting of two or more components which may be indices and/or shares. We refer to any single index, common stock, exchange-traded fund or basket that may underlie the securities as the underlying asset. The specific terms of any securities that we offer, including the name(s) of the underlying asset(s), will be included in a pricing supplement. If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement for Participation Securities, in any accompanying index supplement or in the accompanying prospectus, the terms described in the applicable pricing supplement will prevail. The securities will have the following general terms:

•	The securities do not guarantee the return of principal at maturity.

•	At maturity, the securities will pay an amount in cash that may be more or less than the principal amount of each security, based upon the change in value of the underlying asset over the term of the securities.

•	The securities provide exposure to both increases and decreases in the value of the underlying asset, as set forth herein and in the applicable pricing supplement.

•	The securities will be unsubordinated unsecured obligations of ours. All payments under the securities are subject to our credit risk.

•	The securities will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the securities, including any changes to the terms specified in this product supplement. See “Description of Securities—General Terms of Securities—Terms Specified in Pricing Supplements” on page S-38.

MSFL’s payment obligations on securities issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

Investing in the securities involves risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page S-29.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent. The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale. The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this product supplement, the applicable pricing supplement, any accompanying index supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY

November 16, 2023

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this product supplement, any accompanying index supplement and the accompanying prospectus relating to the securities, see the section of this product supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. None of this product supplement, any accompanying index supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

With respect to sales of the securities in Canada, the securities may be sold only to purchasers that (i) are not individuals, (ii) are purchasing, or deemed under applicable securities legislation to be purchasing, as principal, (iii) are “accredited investors,” as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and (iv) are “permitted clients,” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Unless otherwise noted in the applicable pricing supplement, pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the dealers, underwriters or agents, if any, involved in the sale of the securities are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of securities which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the EEA.

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of securities which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom's Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the United Kingdom.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that:

(a)	securities which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Where securities have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom and (b) the activity of issuing the securities is carried on from an establishment maintained by us in the United Kingdom, each such security must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such security may be transferred unless the minimum redemption value of that part is not less than £100,000 (or its equivalent in other currencies).

The communication of this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement or any other documents and/or materials relating to the issue of the securities offered hereby or any of their contents.

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the securities falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the securities shall be made aware that they shall not transfer the securities to anyone other than to other QIIs. Any QII who acquires the securities shall be deemed to have agreed to such transfer restriction.

Accordingly, the securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of France and will not distribute or cause to be distributed in the Republic of France this product supplement, any accompanying index supplement or the accompanying prospectus or any other offering material relating to the securities, except to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-2 and D.411-1 of the French Code Monétaire et Financier.

The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This product supplement, any accompanying index supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire securities. No securities have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The offer of the securities is personal to the person to whom this product supplement, any accompanying index supplement or the accompanying prospectus has been delivered by or on behalf of us, and a subscription for securities will only be accepted from such person. No person to whom a copy of this product supplement, any accompanying index supplement or the accompanying prospectus is issued may copy, issue or distribute this product supplement, any accompanying index supplement or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement or the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the SFA.  Accordingly, none of this product supplement, any accompanying index supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any securities may be circulated or distributed, nor may any securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person (as defined in Section 275(2) of the SFA (a “Relevant Person”)) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.  It is a condition of the offer that where the securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)  a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)  a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the securities except:

(A) to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(B) where no consideration is or will be given for the transfer;

(C) where the transfer is by operation of law;

(D) as specified in Section 276(7) of the SFA; or

(E) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, subject to the paragraph immediately below:

(i)  the securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(ii)  none of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering or marketing material relating to any securities (x) constitutes a prospectus compliant with the requirements of articles 652a and 1156 of the Swiss Code of Obligations (as such articles were in effect immediately prior to the entry into effect of the FinSA) in accordance with article 109 of the Swiss Financial Services Ordinance (“FinSO”) or pursuant to articles 35 and 45 of the FinSA for a public offering of the securities in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the securities in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of the FinSA; and

(iii)  none of this product supplement, any accompanying index supplement, the accompanying prospectus or other offering or marketing material relating to any securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notwithstanding the paragraph immediately above, in respect of any issuance of securities, the issuer of securities, the agent and the relevant dealer(s) and underwriter(s) may agree that (x) such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or (y) an application will be made by (or on behalf of) the issuer to admit such securities to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, provided that:

(i)  the issuer is able to rely, and is relying, on an exemption from the requirement to prepare and publish a prospectus under the FinSA in connection with such public offer and/or application for admission to trading;

(ii)  in the case of any such public offer, the relevant agent, dealer(s) and underwriter(s) have agreed to comply with any restrictions applicable to the offer and sale of such securities that must be complied with in order for the issuer to rely on such exemption; and

(iii)  the applicable pricing supplement will specify that such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or the trading venue in Switzerland to which an application will be made by (or on behalf of) the issuer to admit such securities to trading thereon.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that,

(i)  no key information document (Basisinformationsblatt) pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any securities; and

(ii)  therefore, any securities with a derivative character within the meaning of article 86 (2) of the FinSO may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of Chile and will not distribute or cause to be distributed in the Republic of Chile this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering material relating to the securities, except to “qualified investors” and subject to Norma de Carácter General No. 336 (“NCG 336”) of June 27, 2012 issued by the Financial Market Commission of Chile (“CMF”).

The CMF nor any other regulatory authority in the Republic of Chile has reviewed or approved the contents of this product supplement, any accompanying index supplement or the accompanying prospectus. This product supplement, any accompanying index supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Chile to acquire securities.

According to NCG 336, on or before making any offer of the securities in Chile, the person making the offer shall include in all offering materials the following cautionary language in English and in Spanish:

“IMPORTANT INFORMATION FOR INVESTORS RESIDENT IN CHILE: (1) The offering of the securities will commence in Chile on [dd/mm/yyyy]; (2) the offering will be subject to Norma de Carácter General N° 336 of the CMF; (3) the offered securities are not and will not be registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and will therefore not be subject to the supervision of the CMF; (4) the offered securities are not registered in Chile and the issuer thereof is not required to disclose information to the public in Chile about its securities; and (5) the offered securities cannot and will not be publicly offered in Chile unless and until the offered securities are registered in the corresponding securities registry of the CMF.

INFORMACIÓN IMPORTANTE PARA INVERSIONISTAS RESIDENTES EN CHILE: (1) La oferta de los valores comenzará en Chile el día [dd/mm/aaaa]; (2) la oferta se acogerá a la Norma de Carácter General N° 336 de la CMF; (3) los valores no están ni estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta; (4) Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores, y (5) Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.”

Pursuant to NCG 336, the securities may be privately offered to certain “qualified investors” as such are defined in NCG 336 and further described in Rules No. 216 of June 12, 2008 and 410 of July 27, 2016 of the CMF. The person making the offer in Chile should consult with local counsel about these definitions.

The securities have not been, and will not be, issued, placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the securities has not been nor will the securities be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not permitted without such registration or an express exemption or registration with the CVM pursuant to Brazilian laws and regulations. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. This product supplement, any accompanying index supplement or the accompanying prospectus is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this product supplement, any accompanying index supplement or the accompanying prospectus relates is available only to non-Brazilian residents and will only be made by non- Brazilian residents. If you are a Brazilian resident and received this product supplement, any accompanying index supplement or the accompanying prospectus, please destroy it along with any copies.

The securities have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”) and, therefore, may not be offered or sold publicly in Mexico, except that the securities may be sold to Mexican institutional and accredited investors solely pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores). Each of this product supplement, any accompanying index supplement and the accompanying prospectus is solely our responsibility and has not been reviewed or authorized by the CNBV. The acquisition of the securities by an investor who is a resident of Mexico will be made under its own responsibility.

You should rely only on the information contained or incorporated by reference in this product supplement, any accompanying index supplement, the prospectus and any applicable pricing supplement. We have not authorized anyone else to provide you with different or additional information. We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted. As used in this product supplement, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Summary

The following summary describes the participation securities, which we, Morgan Stanley and MSFL, refer to as the securities, offered under this program, in general terms only. You should read the summary together with the more detailed information contained in this product supplement, in any accompanying index supplement, in the accompanying prospectus and in the applicable pricing supplement. We may also prepare free writing prospectuses that describe particular issuances of the securities. Any free writing prospectus should also be read in connection with this product supplement, any accompanying index supplement and the accompanying prospectus. For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell the securities primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously. In the case of Morgan Stanley, the securities it offers under this product supplement are among the notes referred to as its Series I medium-term notes. The offering of Morgan Stanley’s Series I medium-term notes is referred to as its Series I program. In the case of MSFL, the securities it offers under this product supplement are among the notes referred to as its Series A medium-term notes. The offering of MSFL’s Series A medium-term notes is referred to as its Series A program. See “Plan of Distribution (Conflicts of Interest)” in this product supplement. MSFL’s payment obligations on securities issued by it will be fully and unconditionally guaranteed by Morgan Stanley.

General terms of the securities	Unlike ordinary debt securities, the securities do not guarantee the return of principal at maturity. The securities generally do not pay interest, but may do so if so specified in the applicable pricing supplement. At maturity, the securities will pay an amount in cash based upon the value of an index (the “underlying index”), the shares of a common stock (the “underlying stock”), the shares of an exchange-traded fund (the “underlying shares”) or a basket of indices (each such index, a “basket index”), shares of common stocks (each such common stock, a “basket stock”) and/or shares of exchange-traded funds (each such exchange-traded fund, a “basket ETF”) on the valuation date. We refer to any basket of indices, shares of common stocks and/or shares of exchange-traded funds as a “basket,” to any basket index, basket stock or basket ETF as a “basket component” and to any underlying index, underlying stock, underlying shares or basket, as the “underlying asset.” The payments due, including any property deliverable, under any securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley.

Bull Market Securities

Payment at maturity	For securities that pay you a positive return if the underlying asset increases in value and expose you to risk of loss if the underlying asset decreases in value, which we refer to as “Bull Market Securities,” you will receive for each security that you hold at maturity an amount in cash based upon the value of the underlying asset on the specified valuation date, determined as follows:

• If the final value is greater than the initial value, you will receive for each security that you hold a payment at maturity equal to:

stated principal amount per security + upside payment,

where,

stated principal amount	=	the stated principal amount per security, as specified in the applicable pricing supplement

upside payment	=	stated principal amount	×	index percent increase

OR

stated principal amount	×	share percent increase

OR

stated principal amount	×	basket percent increase

, depending on whether the securities are linked to (i) an index, (ii) a common stock or exchange-traded fund or (iii) a basket.

index percent increase	=	final index value − initial index value
initial index value

share percent increase	=	final share price − initial share price
initial share price

basket percent increase	=	final basket value − initial basket value
initial basket value

•

If the final value is less than or equal to the initial value, you will receive for each security that you hold a payment at maturity that is less than the stated principal amount of each security by an amount proportionate to the decrease in value of the underlying asset and that will be equal to:

stated principal amount   ×   index performance factor

OR

stated principal amount   ×   share performance factor

OR

stated principal amount   ×   basket performance factor

, depending on whether the securities are linked to (i) an index, (ii) a common stock or exchange-traded fund or (iii) a basket.

where,

index performance factor	=	final index value
initial index value

share performance factor	=	final share price
initial share price

basket performance factor	=	final basket value
initial basket value

Because in this scenario, the index performance factor, share performance factor or basket performance factor, as applicable, will be less than or equal to 1.0, this payment will be less than or equal to the stated principal amount.

For purposes of determining the index percent increase, share percent increase or basket percent increase (or the index percent decrease, share percent decrease or basket percent decrease, described below under “Bear Market Securities”) and the index performance factor, share performance factor and basket performance factor, we use the following terms:

With respect to an underlying index:

initial index value	=	the index closing value on the day we price the securities for initial sale to the public, which we refer to as the pricing date, unless otherwise specified in the applicable pricing supplement

final index value	=	the index closing value on the valuation date

index closing value	=	the closing value of the underlying index or any successor index published at the regular weekday close of trading on the relevant index business day. In certain circumstances, the index closing value will be based on an alternate calculation of the index. See “Description of Securities—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below.
With respect to an underlying stock:
initial share price		the share closing price of one share of the underlying stock on the pricing date, unless otherwise specified in the applicable pricing supplement

final share price		the share closing price of one share of the underlying stock on the valuation date times the adjustment factor on such date

share closing price		as defined in “Description of Securities—General Terms of Securities —Some Definitions––share closing price”

adjustment factor		a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying stock
With respect to underlying shares:
initial share price	=	the share closing price of one share of the underlying shares on the pricing date, unless otherwise specified in the applicable pricing supplement

final share price	=	the share closing price of one share of the underlying shares on the valuation date times the adjustment factor on such date

share closing price	=	as defined in “Description of Securities—General Terms of Securities —Some Definitions––share closing price”

adjustment factor	=	a number which is initially 1.0 and will be subject to

adjustment for certain events affecting the underlying shares

With respect to a basket:
initial basket value	=	100, unless otherwise specified in the applicable pricing supplement

final basket value	=	the basket closing value on the valuation date

basket closing value	=	on any day, the sum of the products of the basket component closing values of each basket component and the applicable multiplier for such basket component. In certain circumstances, the basket closing value will be based on an alternate calculation of any basket index described under “Description of Securities—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or any basket ETF described under “Description of Securities—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation”

basket component closing value	=	on any day, (i) the index closing value on such day for any basket index or (ii) the share closing price times the adjustment factor on such day for the shares of any basket stock or basket ETF, as applicable

multiplier	=	the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value. The multipliers for each of the basket components, which will be specified in the applicable pricing supplement, will be calculated by the Calculation Agent on the relevant basket component setting date and will remain constant for the term of the securities.

The valuation date on which the payment at maturity is to be calculated will be specified in the applicable pricing supplement. The applicable pricing supplement may specify that the securities will have multiple valuation dates as described under “Securities with Multiple Valuation Dates” below. Any valuation date will be subject to postponement in the event of non-index business days, non-trading days or the occurrence of a market disruption event. See “Description of Securities—Postponement of Valuation Date(s)” below.

Certain issuances of bull market securities will be subject to a maximum payment at maturity and in such cases the upside payment will be capped.
Bear Market Securities
For issuances of securities that pay you a positive return if the underlying asset decreases in value and expose you to risk of loss if the underlying asset increases in value, which we will refer to as “Bear Market Securities,” you will receive for each security that you hold at maturity an amount in cash based inversely upon the value of the underlying asset on the specified valuation date, determined as follows:

• If the final value is less than the initial value, you will receive for each security that you hold a payment at maturity equal to:

stated principal amount per security + downside payment,

subject to a maximum payment at maturity, if any, which will be specified in the applicable pricing supplement,

where,

stated principal amount	=	the stated principal amount per security, as specified in the applicable pricing supplement

downside payment	=	stated principal amount	×	index percent decrease

OR

stated principal amount	×	share percent decrease

OR

stated principal amount	×	basket percent decrease

, depending on whether the securities are linked to (i) an index, (ii) a common stock or exchange-traded fund or (iii) a basket.

index percent decrease	=	initial index value − final index value
initial index value

share percent decrease	=	initial share price − final share price
initial share price

basket percent decrease	=	initial basket value − final basket value
initial basket value

•

If the final value is greater than or equal to the initial value, you will receive for each security that you hold a payment at maturity that is less than the stated principal amount of each security by an amount proportionate to the increase in the value of the underlying asset and that will be equal to:

stated principal amount per security – upside reduction amount,

subject to a minimum payment at maturity, which will be $0, unless otherwise specified in the applicable pricing supplement,

where,

upside reduction amount	=	stated principal amount per security × index percent increase

OR

stated principal amount per security × share percent increase

OR

stated principal amount per security × basket percent increase

, depending on whether the securities are linked to (i) an index, (ii) a common stock or exchange-traded fund or (iii) a basket.

and where,

index percent increase	=	final index value − initial index value
initial index value

share percent increase	=	final share price − initial share price
initial share price

basket percent increase	=	final basket value − initial basket value
initial basket value

Under no circumstances will the bear market securities pay less than the minimum payment at maturity specified in the applicable pricing supplement (which may be zero).

In each applicable pricing supplement, we will provide a graph which will illustrate the performance of the particular issuance of securities at maturity over a range of hypothetical percentage changes in the underlying asset. You should also review the graphs in the section of this product supplement titled “Hypothetical Payments on the Securities at Maturity,” which provide illustrations of the payments for both bull market securities and bear market securities over a range of hypothetical percentage changes in the underlying asset.

Other features of securities	Certain securities may have features that differ from the basic security features described above. For example, an issuance of securities could combine one or more of the features listed below.

Buffered Securities

For issuances of securities with a buffer amount, which we refer to as “Buffered Securities,” the payment at maturity will be determined as follows.

For Bull Market Buffered Securities, the payment at maturity for each stated principal amount of Buffered Securities that you hold will be an amount in cash based upon the value of the underlying asset on the specified valuation date, determined as follows:

• if the final value is greater than the initial value,

stated principal amount + upside payment,

subject to a maximum payment at maturity, if any, specified in the applicable pricing supplement;

• if the final value is less than or equal to the initial value but has decreased by an amount less than or equal to the buffer amount from the initial value,

stated principal amount; or

•

if the final value is less than the initial value and has decreased by an amount greater than the buffer amount from the initial value, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

º if there is a minimum payment at maturity, it will equal the product of the stated principal amount and the buffer amount, and the payment at maturity will be:

(stated principal amount × index performance factor) + minimum payment at maturity

OR

(stated principal amount × share performance factor) + minimum payment at maturity

OR

(stated principal amount × basket performance factor) + minimum payment at maturity

, depending on whether the securities are linked to (i) an index, (ii) a common stock or exchange-traded fund or (iii) a basket.

➢

This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered Securities will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

º if there is no minimum payment at maturity, the payment at maturity will be:

, depending on whether the securities are linked to (i) an index, (ii) a common stock or exchange-traded fund or (iii) a basket.

➢

Because in this scenario the sum of the index return, share return or basket return, as applicable, and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be zero.

where,

buffer amount	=	for bull market Buffered Securities, the percentage specified in the applicable pricing supplement by which the final value of the underlying asset may decline from the initial value of the underlying asset before you will lose any part of the stated principal amount per Buffered Security.

downside factor	=	for bull market Buffered Securities, the factor specified in the applicable pricing supplement by which any percentage decline in the underlying asset in excess of the buffer amount is multiplied.

index return	=	final index value − initial index value
initial index value

share return	=	final share price − initial share price
initial share price

basket return	=	final basket value − initial basket value
initial basket value

For Bear Market Buffered Securities, the payment at maturity for each stated principal amount of Buffered Securities that you hold will be an amount in cash based upon the value of the underlying asset on the specified valuation date, determined as follows:

• if the final value is less than the initial value,

stated principal amount + downside payment,

subject to a maximum payment at maturity, if any, specified in the applicable pricing supplement;

• if the final value is greater than or equal to the initial value but has increased by an amount less than or equal to the buffer amount from the initial value,

stated principal amount; or

• if the final value is greater than the initial value and has increased by an amount greater than the buffer amount from the initial value, the payment at maturity will be:

(stated principal amount – upside reduction amount) + buffer payment,

subject to a minimum payment at maturity, which will be $0, unless otherwise specified in the applicable pricing supplement.

➢ This payment will be less than the stated principal amount and may be zero.

where,

buffer amount	=	for bear market Buffered Securities, the percentage specified in the applicable pricing supplement by which the final value of the underlying asset may increase from the initial value of the underlying asset before you will lose any part of the stated principal amount per Buffered Security

buffer payment	=	an amount equal to the product of the stated principal amount and the buffer amount

See “Description of Securities—General Terms of Securities—Some Definitions” for the definition of terms related to Buffered Securities.

Securities with Multiple Valuation Dates

For issuances of securities that have multiple valuation dates, which will be specified in the applicable pricing supplement, the applicable provisions described above under “—Payment at maturity” or “—Other features of Securities—Buffered Securities” will apply, except that, in lieu of the final index value, final share price or final basket value, we will use the final average index value, final average share price or final average basket value, as applicable, defined as follows:

•

the final average index value will equal the arithmetic average of the index closing value of the underlying index on each of the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date;

•

with respect to an underlying stock, the final average share price will equal the arithmetic average of the product of the closing price of the underlying stock and the adjustment factor, each as determined on each of the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date;

•

with respect to underlying shares, the final average share price will equal the arithmetic average of the product of the closing price of the underlying shares and the adjustment factor, each as determined on each of the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date; and

•

the final average basket value will equal the arithmetic average of the basket closing value on each of the relevant valuation dates, as calculated by the Calculation Agent on the final valuation date.

See “Description of Securities—General Terms of Securities—Some Definitions” for the definition of terms related to securities with multiple valuation dates.

Your return on any securities may be limited by the maximum payment at maturity	Unless the applicable pricing supplement for a security does not specify a maximum payment at maturity, your return on the securities will be limited by the maximum payment at maturity. Under such circumstances, the payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the original public offering price per security. Further, in the event of any decrease, in the case of bull market securities, or increase, in the case of bear market securities, you will sustain a loss on your investment reflecting the entire adverse movement in the value of the underlying asset. As a result, you may receive less, and possibly significantly less, than the original public offering price per security.

Issue price of the securities includes commissions and projected profit	The issue price of the securities, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the securities and the cost of hedging our obligations under the securities. The cost of hedging includes the projected profit that our affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. The fact that the issue price of the securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the securities. See “Risk Factors— The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices” and “Use of Proceeds and Hedging.”

Postponement of maturity date	If any scheduled valuation date is not an index business day or a trading day, as applicable, or if a market disruption event occurs on that day so that the valuation date or final valuation date, as applicable, is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that valuation date or final valuation date, as postponed.

Other terms of the securities

•

The securities may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement and may pay such interest, if any, on the dates specified in the applicable pricing supplement.

• The securities will be denominated in U.S. dollars unless we specify otherwise in the applicable pricing supplement.

• You will not have the right to present the securities to us for repayment prior to maturity unless we specify otherwise in the applicable pricing supplement.

• We may from time to time, without your consent, create and issue additional securities with the same terms as securities previously issued so that they may be combined with the earlier issuance.

• The securities will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

MS & Co. will be the Calculation Agent	We have appointed our affiliate, Morgan Stanley & Co. LLC or its successors, which we refer to as MS & Co., to act as Calculation Agent for us with respect to the securities. As Calculation Agent, MS & Co. will determine the initial index value, the initial share price, the initial basket value, the final index value (or final average index value), the final share price (or final average share price), the final basket value (or final average basket value), the multipliers, as applicable, the percentage change in the underlying asset, the payment at maturity and whether a market disruption event has occurred. Moreover, certain determinations made by MS & Co., in its capacity as Calculation Agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset. These potentially subjective determinations may affect the payout to you at maturity, if any. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

MS & Co. will be the agent; conflicts of interest	The agent for the offering of the securities is expected to be MS & Co., a wholly owned subsidiary of Morgan Stanley and an affliliate of MSFL, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer. See “Plan of Distribution (Conflicts of Interest)” in this product supplement.

Forms of securities	The securities will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form. We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

Where you can find more information on the securities	Because this is a summary, it does not contain all of the information that may be important to you. You should read the “Description of Securities” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the securities. You should also read about some of the risks involved in investing in the securities in the section of this product supplement called “Risk Factors.”

The tax and accounting treatment of investments in equity-linked securities such as the securities may differ from that of investments in ordinary debt securities. See the section of this product supplement called “United States Federal Taxation.” You should consult with your investment, legal, tax, accounting and other advisers with regard to any proposed or actual investment in the securities.

Estimated Value and Secondary Market Prices of the Securities

Our Estimated Value of the Securities

Unless otherwise specified in the applicable pricing supplement, the original issue price for each offering of securities will include costs associated with issuing, selling, structuring and hedging the securities, which will be borne by you, and, consequently, the estimated value of the securities on the pricing date will be less than the original issue price. Our estimate of the value of the securities as determined on the pricing date will be set forth on the cover of the applicable pricing supplement.

Determining the Estimated Value of the Securities

Unless otherwise specified in the applicable pricing supplement, in valuing the securities on the pricing date, we will take into account that the securities comprise both a debt component and a performance-based component linked to the underlying asset. The estimated value of the securities will be determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying asset, instruments based on the underlying asset and/or its components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

Determining the Economic Terms of the Securities

Unless otherwise specified in the applicable pricing supplement, in determining the economic terms for each offering of securities, we will use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms for such offering of securities would be more favorable to you.

The Relationship Between the Estimated Value on the Pricing Date and the Secondary Market Price of the Securities

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlying asset, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, unless otherwise specified in the applicable pricing supplement, because the costs associated with issuing, selling, structuring and hedging the securities will not be fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying asset, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

For additional information on the estimated value and the secondary market prices of the securities, see “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices” and “—The estimated value of the securities, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price” below.

Hypothetical Payments on the Securities at Maturity

Bull Market Securities:

Assuming an issuance of bull market securities linked to an underlying index with the hypothetical terms given below, the following graph illustrates the payment at maturity on each security for a range of hypothetical percentage changes in the underlying index. The graph does not illustrate every percentage change that may occur. The graph is based on the following hypothetical terms:

•	stated principal amount:	$10
•	initial index value:	1,000
•	maximum payment at maturity:	$12 (120% of the stated principal amount)

Where the final index value is greater than the initial index value, the payment at maturity on the securities reflected in the graph below is greater than the $10 stated principal amount per security, but in all cases is subject to the maximum payment at maturity. Where the final index value is less than or equal to the initial index value, the payment at maturity on the securities reflected in the graph below is less than the $10 stated principal amount per security.

In the hypothetical example below, you will realize the maximum payment at maturity at a final index value of 120% of the hypothetical initial index value. For example, for a hypothetical initial index value of 1,000, you would realize the maximum payment at maturity at a final index value of 1,200. Any increase in the final index value over the initial index value by more than 20% of the initial index value will not further increase the return on the securities.

Bear Market Securities:

Assuming an issuance of bear market securities linked to underlying shares with the hypothetical terms given below, the following graph illustrates the payment at maturity on each bear market security for a range of hypothetical percentage changes in the underlying shares. The graph is based on the following hypothetical terms:

•	stated principal amount:	$10

•	initial share price	$100

•	maximum payment at maturity:	$14 (140% of the stated principal amount)

•	minimum payment at maturity:	$2 (20% of the stated principal amount)

Where the final share price is less than the initial share price, the payment at maturity on the bear market securities reflected in the graph below is greater than the $10 stated principal amount per bear market security, but in all cases is subject to the maximum payment at maturity. Where the final share price is greater than or equal to the initial share price, the payment at maturity on the bear market securities reflected in the graph below is less than or equal to the $10 stated principal amount per bear market security, but in all cases is subject to the minimum payment at maturity.

In the hypothetical example below, you will realize the maximum payment at maturity at a final share price of 60% of the hypothetical initial share price. For example, if the initial share price were equal to $100, you would realize the maximum payment at maturity at a final share price of $60. Any decrease in the final share price from the initial share price by more than 40% of the initial share price will not further increase the return on the securities.

The Underlying Shares
The Bear Market Securities
$14 Maximum Payment at Maturity
$10 Stated Principal Amount
$2 Minimum Payment at Maturity
$15.00
$12.50
$10.00
$7.50
$5.00
$2.50
$0.00
-100%
-75%
-50%
-25%
0%
25%
50%
75%
100%
125%
-40%
80%
Payment at Maturity on the Bear Market Securities
Percentage Change in Final Share Price

Bull Market Buffered Securities (Minimum Payment at Maturity = Stated Principal Amount × Buffer Amount):

Assuming an issuance of bull market Buffered Securities linked to an underlying index with the hypothetical terms given below, the following graph illustrates the payment at maturity on each Buffered Security for a range of hypothetical percentage changes in the underlying index. The graph does not illustrate every percentage change that may occur. The Buffer Zone illustrates the buffer effect in the event of a decline in the value of the underlying index. The graph is based on the following hypothetical terms:

•	stated principal amount:	$10	•	initial index value:	1,000
			•	buffer amount:	15%
•	minimum payment at maturity:	$1.50	•	maximum payment at maturity:	$11.60 (116% of the stated principal amount)

Where the final index value is greater than the initial index value, the payment at maturity on the Buffered Securities reflected in the graph below is greater than the $10 stated principal amount per Buffered Security, but in all cases is subject to the maximum payment at maturity.

Where the final index value is less than or equal to the initial index value but has decreased by an amount less than or equal to the buffer amount from the initial index value, the payment at maturity on the Buffered Securities reflected in the graph below is $10.

Where the final index value is less than the initial index value and has decreased by an amount greater than the buffer amount from the initial index value, the payment at maturity on the Buffered Securities reflected in the graph below is less than the $10 stated principal amount per Buffered Security, but in all cases is subject to the minimum payment at maturity.

In the hypothetical example below, you will realize the maximum payment at maturity at a final index value of 116% of the hypothetical initial index value. For example, for a hypothetical initial index value of 1,000, you would realize the maximum payment at maturity at a final index value of 1,160. Any increase in the final index value over the initial index value by more than 16% of the initial index value will not further increase the return on the Buffered Securities.

Bull Market Buffered Securities (Minimum Payment at Maturity = $0):

Assuming an issuance of bull market Buffered Securities linked to underlying shares with the hypothetical terms given below, the following graph illustrates the payment at maturity on each Buffered Security for a range of hypothetical percentage changes in the underlying shares. The graph does not illustrate every percentage change that may occur. The Buffer Zone illustrates the buffer effect in the event of a decline in the value of the underlying shares. The graph is based on the following hypothetical terms:

•	stated principal amount:	$10	•	initial share price:	$100
•	minimum payment at maturity:	$0	•	buffer amount:	10%
•	downside factor:	1.1111	•	maximum payment at maturity:	$12 (120% of the stated principal amount)

Where the final share price is greater than the initial share price, the payment at maturity on the Buffered Securities reflected in the graph below is greater than the $10 stated principal amount per Buffered Security, but in all cases is subject to the maximum payment at maturity.

Where the final share price is less than or equal to the initial share price but has decreased by an amount less than or equal to the buffer amount from the initial share price, the payment at maturity on the Buffered Securities reflected in the graph below is $10.

Where the final share price is less than the initial share price and has decreased by an amount greater than the buffer amount from the initial share price, the payment at maturity on the Buffered Securities reflected in the graph below is less than the $10 stated principal amount per Buffered Security and reflects the downside factor of 1.1111.

In the hypothetical example below, you will realize the maximum payment at maturity at a final share price of 120% of the hypothetical initial share price. For example, for a hypothetical initial share price of $100, you would realize the maximum payment at maturity at a final share price of $120. Any increase in the final share price over the initial share price by more than 20% of the initial share price will not further increase the return on the securities.

Bear Market Buffered Securities (Minimum Payment at Maturity = Stated Principal Amount × Buffer Amount):

Assuming an issuance of bear market Buffered Securities linked to underlying shares with the hypothetical terms given below, the following graph illustrates the payment at maturity on each bear market Buffered Security for a range of hypothetical percentage changes in the underlying shares. The graph does not illustrate every percentage change that may occur. The Buffer Zone illustrates the buffer effect in the event of an increase in the value of the underlying shares. The graph is based on the following hypothetical terms:

•	stated principal amount:	$10	•	initial share price:	$100
			•	buffer amount:	15% (resulting in the buffer payment of $1.50)
•	minimum payment at maturity:	$1.50	•	maximum payment at maturity:	$13 (130% of the stated principal amount)

Where the final share price is less than the initial share price, the payment at maturity on the bear market Buffered Securities reflected in the graph below is greater than the $10 stated principal amount per bear market Buffered Security, but in all cases is subject to the maximum payment at maturity.

Where the final share price is greater than or equal to the initial share price but has increased by an amount less than or equal to the buffer amount from the initial share price, the payment at maturity on the bear market Buffered Securities reflected in the graph below is $10.

Where the final share price is greater than the initial share price and has increased by an amount greater than the buffer amount from the initial share price, the payment at maturity on the bear market Buffered Securities reflected in the graph below is less than the $10 stated principal amount per bear market Buffered Security, but in all cases is subject to the minimum payment at maturity, which is equal to the stated principal amount times the buffer amount in the example shown below.

In the hypothetical example below, you will realize the maximum payment at maturity at a final share price of 70% of the hypothetical initial share price. For example, for a hypothetical initial share price of $100, you would realize the maximum payment at maturity at a final share price of $70. Any decrease in the final share price from the initial share price by more than 30% of the initial share price will not further increase the return on the bear market Buffered Securities.

Securities linked to a basket:

For securities linked to a basket, it is important to note that increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components.

Below is an example illustrating the payment at maturity when the basket depreciates as a whole and therefore the basket performance factor is less than 1.0.

Stated principal amount = $10

The basket performance factor is less than 1.0

Basket Component	Weighting	Hypothetical Initial Value of Underlying Asset	Multiplier	Hypothetical Final Value of Underlying Asset	Percentage Change
X index	50%	500	0.1	250	- 50%
Y index	25%	100	0.25	120	+ 20%
Z exchange-traded fund	25%	$10	2.5	$13	+ 30%

Final basket value =	the sum of the products of the basket component closing values of each of the basket components on the valuation date and the applicable multiplier for each of the basket components

So, using the hypothetical basket component closing values on the valuation date above:

250 × 0.1	= 25; plus	[for X index]

120 × 0.25	= 30; plus	[for Y index]

13 × 2.5	= 32.5	[for Z exchange-traded fund]

= 87.5

Basket performance factor	=	final basket value / initial basket value

	=	87.5 / 100

	=	0.875

Payment at maturity	=	stated principal amount × basket performance factor

	=	$10 × 0.875

	=	$8.75

In the above example, Y index and Z exchange-traded fund (with a combined weighting of 50% of the basket) have each increased in value over the term of the securities, but the value of X index (with a weighting of 50% of the basket) has declined. Although two out of the three basket components have increased in value over the term of the securities, a more significant decline in the basket component with the largest weighting offsets the appreciation in the other two basket components and, consequently, the basket performance factor is less than 1.0. Therefore, the payment at maturity per security will be less than the $10 stated principal amount and will equal $8.75.

Securities with multiple valuation dates:

Presented below are hypothetical examples showing how the payment at maturity is calculated for bull market securities with multiple valuation dates. In these examples, we have assumed that the securities are linked to a single underlying index with an initial index value equal to 1,000, that the maximum payment at maturity is $15.00 and that the stated principal amount is $10.

The payment at maturity is based on the final average index value, which equals the arithmetic average of the index value of the underlying index on each of the valuation dates (four dates in our examples below) specified in the applicable pricing supplement. Because the value of an underlying index may be subject to significant fluctuations over the period covered by the valuation dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity. The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the value of an underlying index on the amount payable to you at maturity. However, the underlying asset for any particular issuance of securities may not increase or decrease in accordance with any of the trends depicted by the hypothetical examples below.

The following three examples illustrate the payment at maturity on the securities for a range of hypothetical index values in a hypothetical issuance with four valuation dates and demonstrate the impact of basing the calculation of the payment at maturity on the final average index value.

	Example 1	Example 2	Example 3
	Index Value	Index Value	Index Value
1st Valuation Date	1,050	1,100	1,300
2nd Valuation Date	1,080	800	1,400
3rd Valuation Date	1,100	700	1,200
Final Valuation Date	1,600	1,100	1,000
Final Average Index Value:	1,207.5	925	1,225
Stated Principal Amount:	$10	$10	$10
Payment at Maturity on a $10 Stated Principal Amount:	$12.075	$9.25	$12.25

•	In Example 1, the index value increases on each valuation date and, due to the averaging of the index values over the valuation dates, the final average index value of 1,207.5 is much lower than the index value of 1,600 on the final valuation date. At maturity, for each security, the investor receives $12.075. The return on the securities at maturity represents a 20.75% increase above the stated principal amount, which is less than the simple index return of 60% over the term of the securities.

•	In Example 2, the index value increases initially on the first valuation date, declines on the second and third valuation dates, and increases again on the final valuation date. Due to the averaging of the index values over the valuation dates, the final average index value of 925 is lower than the index value on the final valuation date and also lower than the initial index value. At maturity, for each security, the investor receives $9.25. The return on the securities at maturity represents a 7.5% loss on the stated principal amount, despite the simple index return of positive 10% over the term of the securities.

•	In Example 3, the index value reaches a high of 1,400 on the second valuation date and declines on subsequent valuation dates. At maturity, the final average index value of 1,225 is higher than the index value of 1,000 on the final valuation date. At maturity, for each security, the investor receives $12.25. The return on the securities at maturity represents a 22.50% increase above the stated principal amount, despite the simple index return of 0% over the term of the securities.

Risk Factors

The securities are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the securities generally do not pay interest or guarantee the return of principal at maturity. The return investors realize on the securities may be limited by the maximum payment at maturity. This section describes the material risks relating to the securities. You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

Risks Relating to an Investment in the Securities

Securities generally do not pay interest or guarantee return of principal

The terms of the securities differ from those of ordinary debt securities in that we do not guarantee to pay you the principal amount of the securities at maturity and generally do not pay you interest on the securities. Instead, at maturity you will receive for each security that you hold an amount in cash based on the final value, or final average value, of the underlying asset. If the final value or final average value of the underlying asset is less than its initial value, in the case of bull market securities, or is greater than its initial value, in the case of bear market securities, you will lose some or all of your investment. Buffered Securities offer limited protection against the loss of principal for a decline in the underlying asset (or, in the case of bear market Buffered Securities, an increase in the underlying asset) up to the buffer amount and, if specified in the applicable pricing supplement, provide for a minimum payment at maturity equal to the stated principal amount times the buffer amount.

Your appreciation potential may be limited

The appreciation potential of the securities may be limited by the maximum payment at maturity. The payment at maturity will never exceed the maximum payment at maturity, which will be a fixed percentage over the original public offering price per security. Further, except for certain Buffered Securities, you will be fully exposed to any decrease, in the case of bull market securities, or increase, in the case of bear market securities, in the value of the underlying asset at maturity. As a result, you may lose some or all of your investment in the securities.

The market price of the securities may be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

•	the value of the underlying asset at any time,

•	the volatility (frequency and magnitude of changes in value) of the underlying asset,

•	interest and yield rates in the market,

•	the dividend rate on the underlying indices, stocks or shares,

•	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlying indices, underlying stocks, underlying shares or stock markets generally,

•	the time remaining to the maturity of the securities, and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the principal amount if, in the case of bull market securities, at the time of sale or on earlier valuation dates, if any, the underlying asset is at, below or not sufficiently above its initial value or, in the case of bear market securities, the underlying asset is at, above or not sufficiently below its initial value, or if market interest rates rise.

You can review the historical prices of the underlying asset in the section called “Historical Information” in the applicable pricing supplement. You cannot predict the future performance of the underlying asset based on its historical performance. The value of the applicable underlying asset may decrease, in the case of bull market securities, or increase, in the case of bear market securities, so that you will receive at maturity a payment that is less than the principal amount of the securities by an amount proportionate to the decrease or increase, respectively, in the value of the underlying asset. In addition, there can be no assurance that the value of the underlying asset will increase or decrease, respectively, so that you will receive at maturity an amount in excess of the principal amount of the securities. Nor can there be any assurance that the value of the underlying asset will not increase or decrease, respectively, beyond a specified percentage of the initial value of the underlying asset, in which case you will receive only the maximum payment at maturity, if applicable, and will not benefit fully from such appreciation or depreciation of the underlying asset, as applicable.

The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities

You are dependent on our ability to pay all amounts due on the securities at maturity, and, therefore, you are subject to our credit risk. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

As a finance subsidiary, MSFL has no independent operations and will have no independent assets

As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

Securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley; a Morgan Stanley covenant default or bankruptcy, insolvency or reorganization event does not constitute an event of default with respect to MSFL securities

The securities issued by MSFL will not have the benefit of any cross-default or cross-acceleration with other indebtedness of MSFL or Morgan Stanley. In addition, a covenant default by Morgan Stanley, as guarantor, or an event of bankruptcy, insolvency or reorganization of Morgan Stanley, as guarantor, does not constitute an event of default with respect to any securities issued by MSFL. See “Description of Debt Securities—Events of Default” in the accompanying prospectus.

In the case of securities with multiple valuation dates, the securities may pay less than the stated principal amount at maturity even where the value of the underlying asset on the final valuation date is higher than its initial value

For bull market securities with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the securities only if the arithmetic average of the values of the underlying asset on each of the valuation dates is greater than its initial value. A value of the underlying asset which is higher than its initial value on any one valuation date may be partially or entirely offset by a value of the underlying asset which is lower than its initial value on any other valuation date. Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each security you hold, even if the underlying asset has appreciated substantially as of the final valuation date.

For bear market securities with multiple valuation dates, you will receive a payment at maturity that is greater than the stated principal amount of the securities only if the arithmetic average of the values of the underlying asset on each of the valuation dates is less than its initial value. A value of the underlying asset which is less than its initial value on any one valuation date may be partially or entirely offset by a value of the underlying asset which is greater than its initial value. Consequently, it is possible that you will receive at maturity an amount less than the stated principal amount for each security you hold, even if the underlying asset has depreciated substantially as of the final valuation date.

The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlying asset, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

The estimated value of the securities, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price

These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date will not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of the applicable pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

The securities may not be listed on any securities exchange and secondary trading may be limited

Unless we specify otherwise in the applicable pricing supplement, the securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. Our affiliate, MS & Co., may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

Investing in the securities is not equivalent to investing in the underlying asset

Investing in the securities is not equivalent to investing in the underlying index, underlying stock, underlying shares, share underlying index or individual basket components, or their component stocks. As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to any underlying stock, any underlying shares or to the stocks that constitute the underlying index, any basket index or any share underlying index.

The Calculation Agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities

As Calculation Agent, MS & Co. will determine the initial index value, the initial share price, the initial basket value, the final index value (or final average index value), the final share price (or final average share price), the final basket value (or final average basket value), the multipliers, as applicable, the percentage change in the underlying asset, the payment at maturity, if any, and whether a market disruption event has occurred. Moreover, certain determinations made by MS & Co., in its capacity as Calculation Agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset. These potentially subjective determinations may affect the payout to you at maturity, if any. See the definition of market disruption event under “Description of Securities—General Terms of Securities—Some Definitions” and the discussion under “Description of Securities—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” or “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation.”

Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities

One or more of our affiliates and/or third party dealers will carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying asset, or to any of the component stocks of the underlying index, any share underlying index or any basket component, as applicable), including trading in the underlying stock or the underlying shares or the stocks that constitute the underlying index, any share underlying index or any basket component as well as in other instruments related to the underlying asset. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater or more frequent dynamic adjustments to the hedge as the final valuation date approaches. Some of our other affiliates also trade the underlying stock or underlying shares or the stocks that constitute the underlying index, any share underlying index or any basket component and other financial instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date or any basket component setting date could potentially affect the value of the underlying asset on the pricing date or on any basket component setting date and, therefore, affect the value at which the underlying asset must close on the valuation date so that you do not suffer a loss on your initial investment in the securities. Additionally, such hedging or trading activities during the term of the securities, including on any valuation date(s), could adversely affect the value of the underlying asset, and, accordingly, the amount of cash you will receive upon a sale of the securities or at maturity.

The U.S. federal income tax consequences of an investment in the securities are uncertain

Except as otherwise provided in the applicable pricing supplement, under current law, we intend to treat each security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. However, the U.S. federal income tax consequences of an investment in the securities are uncertain. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative treatment for the securities, the timing and character of income or loss on the securities might differ significantly from the tax treatment described in this product supplement. The risk that financial instruments providing for buffers, triggers or similar downside protection features would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is greater than the risk of recharacterization for comparable financial instruments that do not have such features. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described in the section entitled “United States Federal Taxation” in this product supplement.

For a security linked to an equity interest in one of a specified list of entities, there is a substantial risk that an investment in the security will be treated as a “constructive ownership transaction.” If this treatment applies, all or a portion of any long-term capital gain recognized by a U.S. investor in respect of the security could be recharacterized as ordinary income (in which case an interest charge would be imposed). In addition, if the entity that the security links to holds certain commodities, the long-term capital gain that a U.S. investor would otherwise recognize in respect of the security up to the amount of the “net underlying long-term capital gain” could, if the U.S. investor is an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. U.S. investors should read the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Possible Application of Section 1260 of the Code” in this product supplement.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Such issues include whether to require holders of these instruments to accrue income over the term of their investment; the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” rule (as discussed above). In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Please read carefully the section of this product supplement called “United States Federal Taxation” concerning the U.S. federal income tax consequences of an investment in the securities. Both U.S. and non-U.S. investors should consult their tax advisers regarding all aspects of the U.S. federal tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by the notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Underlying Asset(s)

Changes in the value of one or more of the basket components may offset each other

For securities linked to a basket, price movements in the basket components may not correlate with each other. At a time when the value of one or more of the basket components increases, the value of one or more of the other basket components may not increase as much or may even decline. Therefore, in calculating the basket closing value on any valuation date, increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components. You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether increases in the values of any of the basket components will be offset by decreases in the values of other basket components, based on their historical performance.

The basket components may not be equally weighted

For securities linked to a basket, the basket components may have different weightings in the underlying basket. In such case, the same percentage change in two of the basket components could have different effects on the basket closing value because of the unequal weightings. For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the basket closing value than a 5% increase in the value of the basket component with the lesser weighting.

Adjustments to the underlying index or any basket index could adversely affect the value of the securities

The underlying index publishers are responsible for calculating and maintaining the underlying index or any basket index. Underlying index publishers can add, delete or substitute the stocks constituting the underlying index or any basket index or make other methodological changes that could change the value of the underlying index or any basket index. Any of these actions could adversely affect the value of the securities. The underlying index publishers have no obligation to consider your interests in calculating or revising the underlying index or any basket index.

The underlying index publishers may discontinue or suspend calculation or publication of the underlying index or any basket index at any time. In these circumstances, MS & Co., as the Calculation Agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index. MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is permitted to consider indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the securities will be an amount based on the closing prices at maturity of the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by the Calculation Agent in accordance with the formula for calculating the index last in effect prior to discontinuance of such index.

Adjustments to the ETF shares or to the share underlying index could adversely affect the value of the securities

The index publisher of a share underlying index is responsible for calculating and maintaining such index. Such index publisher can add, delete or substitute the stocks underlying the share underlying index or make other methodological changes that could change the value of the share underlying index. In addition, pursuant to its investment strategy or otherwise, the investment adviser of the exchange-traded fund relating to the ETF shares may add, delete or substitute the stocks composing such exchange-traded fund. Any of these actions could adversely affect the price of the ETF shares, and, consequently, the value of the securities.

The performance and market price of the ETF shares, particularly during periods of market volatility, may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the ETF shares

The ETF shares do not fully replicate the share underlying index and may hold securities that are different than those included in the share underlying index.  In addition, the performance of the ETF shares will reflect additional transaction costs and fees that are not included in the calculation of the share underlying index.  All of these factors may lead to a lack of correlation between the performance of the ETF shares and the share underlying index.  In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying the ETF shares may impact the variance between the performances of the ETF shares and the share underlying index.  Finally, because the shares of the ETF shares are traded on an exchange and are subject to market supply and investor demand, the market price of one share of the ETF shares may differ from the net asset value per share of the ETF shares.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying the ETF shares may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of the ETF shares may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of the ETF shares, and their ability to create and redeem shares of the ETF shares may be disrupted. Under these circumstances, the market price of the ETF shares may vary substantially from the net asset value per share of the ETF shares or the level of the share underlying index.

For all of the foregoing reasons, the performance of the ETF shares may not correlate with the performance of the share underlying index, the performance of the component securities of the share underlying index or the net asset value per share of the ETF shares.  Any of these events could materially and adversely affect the price of the ETF shares and, therefore, the value of the securities.  Additionally, if market volatility or these events were to occur on the valuation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of the ETF shares on the valuation date, even if the ETF shares are underperforming the share underlying index or the component securities of the share underlying index and/or trading below the net asset value per share of the ETF shares.

There are risks associated with investments in securities linked to the value of indices of foreign equity securities or ETF shares tracking foreign equity securities

Investments in securities linked to the value of foreign securities or indices of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Securities linked to certain indices or ETF shares are subject to currency exchange risk

For certain indices or ETF shares, the prices of the component securities are converted into U.S. dollars for purposes of calculating the index value or share price, as applicable. Holders of securities linked to such indices or ETF shares will be exposed to currency exchange rate risk with respect to each of the currencies represented in the relevant indices or ETF shares. An investor’s net exposure will depend on the extent to which the currencies of the securities included in the relevant index or tracked by the relevant ETF shares strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall index or the exchange-related fund relating to the ETF shares. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index or ETF shares will be adversely affected and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in the relevant index or ETF shares and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the relevant index or ETF shares, the United States and other countries important to international trade and finance.

The antidilution adjustments the Calculation Agent is required to make do not cover every event that could affect the common stocks or ETF shares

MS & Co., as Calculation Agent, will adjust the amount payable at maturity for certain events affecting any common stocks or ETF shares. However, the Calculation Agent will not make an adjustment for every event that could affect the common stocks or ETF shares. If an event occurs that does not require the Calculation Agent to adjust the amount payable at maturity, the market price of the securities may be materially and adversely affected.

Description of Securities

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus. This section supplements that description. The pricing supplement will specify the particular terms for each issuance of securities, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus. References in this product supplement to a security shall refer to the stated principal amount specified as the denomination for that issuance of securities in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)
•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)
•	MSFL Senior Debt Indenture (“Description of Debt Securities—Indentures”)

General Terms of Securities

Morgan Stanley Securities. Morgan Stanley will issue the securities as part of its Series I medium-term notes under the Senior Debt Indenture. The Series I medium-term notes issued under the Senior Debt Indenture, together with Morgan Stanley’s senior Series J and Series K global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under that indenture, together with any other obligations Morgan Stanley issues in the future under the Senior Debt Indenture that it designates as being part of that series. The Senior Debt Indenture does not limit the amount of additional indebtedness that Morgan Stanley may incur. Morgan Stanley may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

MSFL Securities. MSFL will issue the securities as part of its Series A medium-term notes under the MSFL Senior Debt Indenture. The Series A medium-term notes issued under the MSFL Senior Debt Indenture will constitute a single series under the MSFL Senior Debt Indenture, together with any other obligations MSFL issues in the future under the MSFL Senior Debt Indenture that it designates as being part of that series. The MSFL Senior Debt Indenture does not limit the amount of additional indebtedness that MSFL may incur. MSFL may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

Ranking. Morgan Stanley Securities. Morgan Stanley securities issued under the Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

MSFL Securities. MSFL securities issued under the MSFL Senior Debt Indenture will rank on a parity with all of its other senior indebtedness and with all of its other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency. Such securities will be fully and unconditionally guaranteed by Morgan Stanley. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of the securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. See “Structural Subordination; Morgan Stanley’s Access to Assets Held by Subsidiaries May Be Restricted” and “Status of the MSFL Securities; Relationship with Morgan Stanley Securities” in the accompanying prospectus.

Guarantee of MSFL Securities. The payments due, including any property deliverable, under any securities issued by MSFL, will be fully and unconditionally guaranteed by Morgan Stanley. If, for any reason, MSFL does not make any required payment in respect of any of the securities, Morgan Stanley will cause the payment to be made at the same address at which MSFL is obligated to make such payment. Morgan Stanley’s guarantee of the payments due on the securities issued by MSFL will be unsecured senior obligations of Morgan Stanley. See “Description of Debt Securities—Morgan Stanley Guarantee of Debt Securities Issued by MSFL” in the accompanying prospectus.

Terms Specified in Pricing Supplements. A pricing supplement will specify the following terms of any issuance of securities to the extent applicable:

•	the issuer of the securities;

•	the issue price (price to public);

•	the stated principal amount per security;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	whether the securities are bull market securities or bear market securities;

•	whether the securities are buffered;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the underlying asset;

•	if the securities are linked to a basket, the applicable multiplier for each basket component;

•	the value of the underlying asset on the pricing date or basket setting date, as applicable;

•	the valuation date(s);

•	the downside factor, if applicable;

•	the maximum and/or minimum payment at maturity, if applicable;

•	the rate per year at which the securities will bear interest, if any, or the method of calculating that rate and the dates on which interest will be payable;

•	whether the securities may be redeemed, in whole or in part, at our option or repaid at your option, prior to the stated maturity date, and the terms of any redemption or repayment;

•	if any securities are not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be paid, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•	whether the securities will be listed on any stock exchange;

•	whether the securities will be issued in book-entry or certificated form;

•	if the securities are in book-entry form, whether the securities will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the securities.

Some Definitions. We have defined some of the terms that we use frequently in this product supplement below:

“adjustment factor” means, for securities linked to one or more common stocks or ETF shares, a number which is initially 1.0 and will be subject to adjustment for certain events affecting such common stock(s) or ETF shares. See “—Antidilution Adjustments” below.

“basket” means any basket of indices, shares of common stocks and/or shares of exchange-traded funds that the securities may be linked to.

“basket closing value” on any date is the sum of the products of the basket component closing values of each of the basket components and the applicable multiplier for each of the basket components. In certain circumstances, the basket closing value will be based on the alternate calculation of any basket indices described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or of any basket ETFs described under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation.”

“basket component” means, for any security linked to a basket, each basket index, basket stock or basket ETF that is included in the basket.

“basket component closing value” means, on any day, (i) the index closing value on such day for any basket index or (ii) the share closing price times the adjustment factor on such day for the shares of any basket stock or basket ETF, as applicable.

“basket component setting date” means the pricing date, unless otherwise specified in the applicable pricing supplement. If the scheduled basket component setting date is not an index business day with respect to any basket index, or is not a trading day with respect to any basket stock or basket ETF and/or there is a market disruption event on such day with respect to any basket component, then the basket component setting date solely with respect to such basket component will be the next succeeding index business day or trading day, as applicable, on which there is no market disruption event with respect to such basket component.

“basket ETF” means, for securities linked to a basket, any component exchange-traded fund of the underlying basket.

“basket index” means, for securities linked to a basket, any component index of the underlying basket.

“basket stock” means, for securities linked to a basket, any component common stock of the underlying basket.

“basket setting date” means the date that is the last basket component setting date.

“buffer amount” means:

•	for bull market Buffered Securities, the percentage specified in the applicable pricing supplement by which the final index value, final share price or final basket value, as applicable, may decline from the initial index value, initial share price or initial basket value, as applicable, before you will lose any part of the stated principal amount per Buffered Security; or

•	for bear market Buffered Securities, the percentage specified in the applicable pricing supplement by which the final index value, final share price or final basket value, as applicable, may increase from the initial index value, initial share price or initial basket value, as applicable, before you will lose any part of the stated principal amount per Buffered Security.

“buffer payment” means an amount equal to the product of the stated principal amount and the buffer amount.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“common stock” means the underlying stock or shares of any basket stock, as applicable.

“Depositary” means The Depository Trust Company (“DTC”), New York, New York.

“downside factor” means, for bull market Buffered Securities, the factor specified in the applicable pricing supplement by which any percentage decline in the underlying index, underlying shares or basket, as applicable, in excess of the buffer amount is multiplied.

“ETF shares” means the underlying shares or shares of any basket ETF, as applicable.

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final average basket value” means, for securities linked to a basket with multiple valuation dates, the arithmetic average of the basket closing value on each of the valuation dates as calculated by the Calculation Agent on the final valuation date.

“final average index value” means, for securities linked to a single index with multiple valuation dates, the arithmetic average of the index closing value of the underlying index on each of the valuation dates as calculated by the Calculation Agent on the final valuation date.

“final average share price” means, for securities linked to a common stock or an exchange-traded fund, as applicable, with multiple valuation dates, the arithmetic average of the product of the share closing price of one share of common stock or ETF share, as applicable, and the adjustment factor for such common stock or ETF share, as applicable, each as determined by the Calculation Agent on each of the valuation dates, as calculated by the Calculation Agent on the final valuation date.

“final basket value” means the basket closing value on the valuation date.

“final index value” means the index closing value of the underlying index on the valuation date.

“final share price” means the share closing price of one share of underlying stock or one underlying share, as applicable, times the adjustment factor, each as determined by the Calculation Agent on the valuation date.

“index business day” means a day, for an underlying index or each basket index separately, as determined by the Calculation Agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index or basket index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing value” means, on any index business day for the relevant underlying index or a basket index, as applicable, the closing value of the underlying index or a basket index, as applicable, or any successor index (as defined under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on that index business day by the underlying index publisher. In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index or basket index as described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation.”

“initial basket value” means a value set at 100 on the basket setting date, unless otherwise specified in the applicable pricing supplement.

“initial index value” means the index closing value of the underlying index on the pricing date or such other date as may be specified in the applicable pricing supplement.

“initial share price” means the share closing price of one share of underlying stock or one underlying share, as applicable, on the pricing date or such other date as may be specified in the applicable pricing supplement.

“issue price” means the amount per security specified in the applicable pricing supplement and will equal the principal amount of each security, unless otherwise specified.

“market disruption event” means,

(A)	with respect to the underlying index or any basket index:

(i)	the occurrence or existence of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange, or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of the underlying index or basket index or (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii) a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index or any basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index or basket index shall be based on a comparison of (x) the portion of the value of the underlying index or basket index attributable to that security relative to (y) the overall value of the underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an underlying index or any basket index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the underlying index or any basket index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

(B)	with respect to any common stock:

(i)	the occurrence or existence of any of:

(a) a suspension, absence or material limitation of trading of the underlying stock on the primary market for the underlying stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market, or

(b) a breakdown or failure in the price and trade reporting systems of the primary market for the underlying stock as a result of which the reported trading prices for the underlying stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate, or

(c) the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to the underlying stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion, in each case, as determined by the Calculation Agent in its sole discretion; and

(ii)	a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities linked to the underlying stock.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the relevant options contract will not constitute a market disruption event, (3) a suspension of trading in options contracts on the underlying stock by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to the underlying stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to the underlying stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

(C)	with respect to any ETF shares:

(i)	the occurrence or existence of:

(a) a suspension, absence or material limitation of trading of the ETF shares on the primary market for the ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the ETF shares as a result of which the reported trading prices for the ETF shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the ETF shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or

(b) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the share underlying index on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchanges, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case as determined by the Calculation Agent in its sole discretion; and

(ii)	a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities linked to ETF shares.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index shall be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the ETF shares or in futures or options contract related to the share underlying index or the ETF shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the ETF shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the ETF shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the ETF shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances. Upon any permanent discontinuance of trading in the ETF shares, see “––Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the valuation date or final valuation date, as applicable, is postponed. If the valuation date or final valuation date, as applicable, is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the valuation date or final valuation date, as applicable, as postponed. See “—Postponement of Valuation Date(s)” below.

“maximum payment at maturity” means the amount specified as such in the applicable pricing supplement, if applicable.

“minimum payment at maturity” means $0, unless otherwise specified in the applicable pricing supplement.

“multiplier” means, for securities linked to a basket, the fractional value assigned to each basket component so that each basket component will represent its applicable weighting in the predetermined initial basket value. The multipliers for each of the basket components, which will be specified in the applicable pricing supplement, will be calculated by the Calculation Agent on the relevant basket component setting date and will remain constant for the term of the securities.

For example, assuming an initial basket value of 100, the multiplier for a hypothetical basket index with a 40% weighting, whose index closing value on the basket setting date was 2,000, would be calculated as follows:

2,000 × multiplier = 100 × 40%

Therefore,

multiplier = 40 / 2,000 = 0.02

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of securities will be issued.

“payment at maturity” means the payment due at maturity with respect to each security, as described under “—Payment at Maturity” below.

“pricing date” means the day when we price the securities for initial sale to the public.

“record date” for any interest payment date, if applicable, shall be:

(A) for any definitive registered note, the date 15 calendar days prior to that interest payment date, whether or not that date is a business day; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable; and

(B) for any global registered note, the date one business day prior to such interest payment date; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

“relevant exchange” means, (a) with respect to the underlying index or any basket index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index or basket index, or any successor index and (ii) any futures or options contracts related to such underlying index or basket index or to any security then included in such underlying index or basket index, and (b) with respect to any ETF shares, the primary exchange(s) or market(s) of trading for any security (or any combination thereof) then included in the share underlying index or any successor index.

“share closing price” for a common stock or the ETF shares (or one unit of any other security for which a share closing price must be determined) on any trading day means:

(i)	if a common stock or the ETF shares (or any such other security) are listed on a national securities exchange (other than The Nasdaq Stock Market LLC (“Nasdaq”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the common stock or ETF shares (or any such other security) are listed,

(ii)	if a common stock or the ETF shares (or any such other security) are securities of Nasdaq, the official closing price published by Nasdaq on such day, or

(iii)	if a common stock or the ETF shares (or any such other security) are not listed on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If a common stock or the ETF shares (or any such other security) are listed on any national securities exchange but the last reported sale price or the official closing price published by Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the share closing price for one share of a common stock or one ETF share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined above) occurs with respect to a common stock or the ETF shares (or any such other security) or the last reported sale price or the official closing price published by Nasdaq, as applicable, for a common stock or the ETF shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the share closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the common stock or the ETF shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of Morgan Stanley & Co. LLC (“MS & Co.”) and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA.

This definition of “share closing price” is subject to the provisions under “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“share underlying index” means the index which the relevant ETF shares generally seek to track.

“stated principal amount” for an issuance of securities shall be the principal amount per security, as specified in the applicable pricing supplement.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, Nasdaq, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“trigger level” means, if applicable, the percentage specified in the applicable pricing supplement for a particular issuance of securities.

“underlying index” means the index specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying index publisher” means the publisher of the applicable underlying index or basket index.

“underlying shares” means the shares of the exchange-traded fund specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying stock” means the shares of the common stock specified in the applicable pricing supplement, the performance of which underlies the securities.

“valuation date” or “valuation dates” with respect to an issuance of securities will be specified in the applicable pricing supplement, subject to postponement as described below. If there is only one valuation date, the final index value, final share price or final basket value, as applicable, will be determined on that valuation date. If there are multiple valuation dates, then the final average index value, final average share price or final average basket value, as applicable, will be determined on the last valuation date, which we refer to as the “final valuation date.”

“weighting” of a basket component in a basket means the percentage of the whole basket initially assigned to such basket component. The weightings will be specified in the applicable pricing supplement.

References in this product supplement to “U.S. dollar,” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of Securities,” references to the underlying index, a basket index or share underlying index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the securities are described in the following paragraphs.

Payment at Maturity

At maturity, upon delivery of the securities to the Trustee, we will pay with respect to each security an amount in cash equal to:

•	for bull market securities,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable, the lesser of (a) the stated principal amount plus the upside payment and (b) the maximum payment at maturity, if any, or

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than or equal to the initial index value, initial share price or initial basket value, the stated principal amount times the index performance factor, share performance factor or basket performance factor, as applicable.

•	for bear market securities,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the initial index value, initial share price or initial basket value, as applicable, the lesser of (a) the stated principal amount plus the downside payment and (b) the maximum payment at maturity, if any, or

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than or equal to the initial index value, initial share price or initial basket value, as applicable, the stated principal amount minus the upside reduction amount, subject to the minimum payment at maturity.

where,

upside payment	=	stated principal amount per security	×	index percent increase

OR

stated principal amount per security	×	share percent increase

OR

stated principal amount per security	×	basket percent increase

and,

downside payment	=	stated principal amount per security	×	index percent decrease

OR

stated principal amount per security	×	share percent decrease

OR

stated principal amount per security	×	basket percent decrease

and,

upside reduction amount	=	stated principal amount per security	×	index percent increase

OR

stated principal amount per security	×	share percent increase

OR

stated principal amount per security	×	basket percent increase

, in each case, depending on whether the securities are linked to (i) a single index, (ii) a common stock or exchange-traded fund or (iii) a basket.

and where,

index percent increase	=	final index value – initial index value
initial index value

share percent increase	=	final share price – initial share price
initial share price

basket percent increase	=	final basket value – initial basket value
initial basket value

index percent decrease	=	initial index value – final index value
initial index value

share percent decrease	=	initial share price – final share price
initial share price

basket percent decrease	=	initial basket value – final basket value
initial basket value

index performance factor	=	final index value
initial index value

share performance factor	=	final share price
initial share price

basket performance factor	=	final basket value
initial basket value

•	for bull market Buffered Securities,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable, the lesser of (a) the stated principal amount plus the upside payment and (b) the maximum payment at maturity, if any,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than or equal to the initial index value, initial share price or initial basket value, as applicable, but has decreased by an amount less than or equal to the buffer amount, the stated principal amount,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the initial index value, initial share price or initial basket value, as applicable, and has decreased by an amount greater than the buffer amount, the payment at maturity will be based on different formulas, depending on whether there is a minimum payment at maturity or not, which are as follows:

➢	if there is a minimum payment at maturity, it will equal the product of the stated principal amount and the buffer amount, and the payment at maturity will be the sum of (a) the stated principal amount times the index performance factor, share performance factor or basket performance factor, as applicable and (b) the minimum payment at maturity.

♦	This payment will be less than the stated principal amount; however, the payment at maturity for each stated principal amount of Buffered Securities will not be less than the minimum payment at maturity, which will be the stated principal amount times the buffer amount.

➢	if there is no minimum payment at maturity, the payment at maturity will be the sum of (a) the stated principal amount and (b) the product of (i) stated principal amount, (ii) index return, share return or basket return, as applicable, plus buffer amount and (iii) the downside factor.

where, in addition to the terms defined above,

index return	=	final index value – initial index value	;
initial index value

share return	=	final share price – initial share price	;
initial share price

basket return	=	final basket value – initial basket value	;
initial basket value

which, in this scenario, will be a negative number.

Because in this scenario the sum of the index return, share return or basket return, as applicable, and the buffer amount will be less than zero, the payment at maturity will be less than the stated principal amount and may be zero.

•	for bear market Buffered Securities,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is less than the initial index value, initial share price or initial basket value, as applicable, the lesser of (a) the stated principal amount plus the downside payment and (b) the maximum payment at maturity, if any,

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than or equal to the initial index value, initial share price or initial basket value, as applicable, but has increased by an amount less than or equal to the buffer amount, the stated principal amount, or

º	if the final index value (or final average index value), final share price (or final average share price) or final basket value (or final average basket value), as applicable, is greater than the initial index value, initial share price or initial basket value, as applicable, and has increased by an amount greater than the buffer amount, the payment at maturity will be the sum of (a) the stated principal amount minus the upside reduction amount and (b) the buffer payment, subject to the minimum payment at maturity, which will be $0, unless otherwise specified in the applicable pricing supplement.

♦	This payment will be less than the stated principal amount and may be zero.

Postponement of Valuation Date(s)

In determining the final value of the underlying asset in connection with the calculation of the payment at maturity, the Calculation Agent will take into account market disruption events, non-index business days and/or non-trading days as follows:

For issuances of securities linked to a single index: If any scheduled valuation date is not an index business day or if a market disruption event with respect to the underlying index occurs on any such date, the index closing value for such date will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred; provided that the index closing value for any scheduled valuation date will not be determined on a date later than the fifth scheduled index business day after such scheduled valuation date, and if such date is not an index business day or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value of the underlying index on such date in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the underlying index.

For issuances of securities linked to a single common stock: If any scheduled valuation date is not a trading day or if a market disruption event with respect to the underlying stock occurs on any such date, the share closing price of one share of the underlying stock for such date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred; provided that the share closing price for any scheduled valuation date will not be determined on a date later than the fifth scheduled trading day after such scheduled valuation date, and if such date is not a trading day or if there is a market disruption event on such date, the Calculation Agent will determine the share closing price of one share of the underlying stock on such date as the mean of the bid prices for one share of the underlying stock for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

For issuances of securities linked to a single exchange-traded fund: If any scheduled valuation date is not a trading day or if a market disruption event with respect to the underlying shares occurs on any such date, the share closing price of an underlying share for such date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred; provided that the share closing price for any scheduled valuation date will not be determined on a date later than the fifth scheduled trading day after such scheduled valuation date, and if such date is not a trading day or if there is a market disruption event on such date, the Calculation Agent will determine the share closing price of an underlying share on such date as the mean of the bid prices for an underlying share for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

For issuances of securities linked to a basket or to multiple underlying indices, common stocks or exchange-traded funds: If any scheduled valuation date is not an index business day or a trading day, as applicable, with respect to any basket component, underlying index, common stock or exchange-traded fund or if a market disruption event occurs on any such valuation date with respect to any basket component, underlying index, common stock or exchange-traded fund, the index closing value or share closing price, as applicable, with respect to each such affected basket component, underlying index, common stock or exchange-traded fund will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event occurs with respect to such affected basket component, underlying index, common stock or exchange-traded fund. The basket closing value for any scheduled valuation date will be determined on the date on which the index closing value or share closing price, as applicable, for each of the basket components, underlying indices, common stocks or exchange-traded funds for such valuation date has been determined; provided that the index closing value or share closing price, as applicable, for any affected basket component, underlying index, common stock or exchange-traded fund will not be determined on a date later than the fifth scheduled index business day or trading day after the scheduled valuation date, and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event with respect to the affected basket component, underlying index, common stock or exchange-traded fund on such date, the index closing value or share closing price for such basket component, underlying index, common stock or exchange-traded fund will be determined by the Calculation Agent in accordance with the procedures described in the applicable paragraph of the prior two paragraphs.

For issuances of securities that have multiple consecutive valuation dates: If any scheduled valuation date is not an index business day or trading day, as applicable, or if a market disruption event occurs on any such date, the index closing value, share closing price or basket closing value, as applicable, will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event occurs with respect to such underlying index, underlying stock, underlying shares or basket component, as applicable. Each succeeding valuation date shall then be the next index business day or trading day, as applicable, following the preceding valuation date as postponed. The final average index value, final average share price or final average basket value, as applicable, shall be determined on the date on which the index closing values, share closing prices or basket closing values, as applicable, for all scheduled valuation dates have been determined; provided that (i) the index closing value, share closing price or basket closing value, as applicable, for any valuation date will not be determined on a date later than the tenth business day after the last scheduled valuation date, (ii) the index closing value, share closing price or basket closing value, as applicable, for any remaining valuation dates that would otherwise fall after such tenth business day shall be the index closing value, share closing price or basket closing value, as applicable, on such tenth business day and (iii) if such tenth business day is not an index business day or trading day, as applicable, or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value, share closing price or basket closing value, as applicable, for any such remaining valuation dates in accordance with the procedures described in the applicable paragraph of the prior three paragraphs.

Antidilution Adjustments

•	in the case of securities linked to an underlying stock,

1.	If the underlying stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one share of the underlying stock.

2.	If the underlying stock is subject (i) to a stock dividend (issuance of additional shares of the underlying stock) that is given ratably to all holders of shares of the underlying stock or (ii) to a distribution of the underlying stock as a result of the triggering of any provision of the corporate charter of the issuer of the underlying stock (the “underlying company”), then once the dividend has become effective and the underlying stock is trading ex-dividend, the adjustment factor will be adjusted so that the new adjustment factor shall equal the prior adjustment factor plus the product of (i) the number of shares issued with respect to one share of the underlying stock and (ii) the prior adjustment factor.

3.	If the underlying company issues rights or warrants to all holders of the underlying stock to subscribe for or purchase the underlying stock at an exercise price per share less than the share closing price of the underlying stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the securities, then the adjustment factor will be adjusted to equal the product of the prior adjustment factor and a fraction, the numerator of which shall be the number of shares of the underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the underlying stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of the underlying stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of the underlying stock which the aggregate offering price of the total number of shares of the underlying stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the share closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such share closing price.

4.	There will be no required adjustments to the adjustment factor to reflect cash dividends or other distributions paid with respect to the underlying stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of paragraph 5 below and Extraordinary Dividends as described below. A cash dividend or other distribution with respect to the underlying stock will be deemed to be an “Extraordinary Dividend” if such cash dividend or distribution exceeds the immediately preceding non-Extraordinary Dividend for the underlying stock by an amount equal to at least 10% of the share closing price of the underlying stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in the underlying stock on the primary U.S. organized securities exchange or trading system on which the underlying stock is traded no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to the underlying stock, the adjustment factor with respect to the underlying stock will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the share closing price on the trading day preceding the ex-dividend date, and the denominator of which is the amount by which the share closing price on the trading day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend for the underlying stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for the underlying stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on the underlying stock described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

5.	With respect to an underlying stock, any of the following shall constitute a “Reorganization Event”: (i) the underlying stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the underlying company, (ii) the underlying company has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the underlying comapany completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) the underlying company is liquidated, (v) the underlying company issues to all of its shareholders equity securities of an issuer other than the underlying company (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “Spinoff Stock”) or (vi) the underlying stock is the subject of a tender or exchange offer or going private transaction on all of the outstanding shares. If any Reorganization Event occurs, in each case as a result of which the holders of the underlying stock receive any equity security listed on a national securities exchange or traded on Nasdaq (a “Marketable Security”), other securities or other property, assets or cash (collectively, “Exchange Property”), the amount payable at maturity with respect to the stated principal amount of each security following the effective date for such Reorganization Event (or, if applicable, in the case of Spinoff Stock, the ex-dividend date for the distribution of such Spinoff Stock) and any required adjustment to the adjustment factor will be determined in accordance with the following:

(a)    if the underlying stock continues to be outstanding, the underlying stock (if applicable, as reclassified upon the issuance of any tracking stock) at the adjustment factor in effect on the third trading day prior to the scheduled maturity date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

(b)    for each Marketable Security received in such Reorganization Event (each a “New Stock”), including the issuance of any tracking stock or Spinoff Stock or the receipt of any stock received in exchange for the underlying stock, the number of shares of the New Stock received with respect to one share of the underlying stock multiplied by the adjustment factor for the underlying stock on the trading day immediately prior to the effective date of the Reorganization Event (the “New Stock Exchange Ratio”), as adjusted to the third trading day prior to the scheduled maturity date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c)    for any cash and any other property or securities other than Marketable Securities received in such Reorganization Event (the “Non-Stock Exchange Property”),

(i)  if the combined value of the amount of Non-Stock Exchange Property received per share of the underlying stock, as determined by the calculation agent in its sole discretion on the effective date of such Reorganization Event (the “Non-Stock Exchange Property Value”), by holders of the underlying stock is less than 25% of the share closing price of the underlying stock on the trading day immediately prior to the effective date of such Reorganization Event, a number of shares of the underlying stock, if applicable, and of any New Stock received in connection with such Reorganization Event, if applicable, in proportion to the relative share closing prices of the underlying stock and any such New Stock, and with an aggregate value equal to the Non-Stock Exchange Property Value multiplied by the adjustment factor in effect for the underlying stock on the trading day immediately prior to the effective date of such Reorganization Event, based on such share closing prices, in each case as determined by the calculation agent in its sole discretion on the effective date of such Reorganization Event; and the number of such shares of the underlying stock or any New Stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the adjustment factor in subparagraph (a) above and/or the New Stock adjustment factor in subparagraph (b) above, as applicable, or

(ii)  if the Non-Stock Exchange Property Value is equal to or exceeds 25% of the share closing price of the underlying stock on the trading day immediately prior to the effective date of the Reorganization Event or, if the underlying stock is surrendered exclusively for Non-Stock Exchange Property (in each case, a “Reference Basket Event”), an initially equal-dollar weighted basket of three Reference Basket Stocks (as defined below) with an aggregate value on the effective date of such Reorganization Event equal to the Non-Stock Exchange Property Value multiplied by the adjustment factor in effect for the underlying stock on the trading day immediately prior to the effective date of such Reorganization Event. The “Reference Basket Stocks” will be the three stocks with the largest market capitalization among the stocks that then constitute the Russell 3000® Index (or, if publication of such index is discontinued, any successor or substitute index selected by the calculation agent in its sole discretion) with the same primary Standard Industrial Classification Code (“SIC Code”) as the underlying company; provided, however, that a Reference Basket Stock will not include any stock that is subject to a trading restriction under the trading restriction policies of Morgan Stanley or any of its affiliates that would materially limit the ability of Morgan Stanley or any of its affiliates to hedge the securities with respect to such stock (a “Hedging Restriction”); provided further that if three Reference Basket Stocks cannot be identified from the Russell 3000® Index by primary SIC Code for which a Hedging Restriction does not exist, the remaining Reference Basket Stock(s) will be selected by the calculation agent from the largest market capitalization stock(s) within the same Division and Major Group classification (as defined by the Office of Management and Budget) as the primary SIC Code for the underlying company. Each Reference Basket Stock will be assigned a Basket Stock Adjustment Factor equal to the number of shares of such Reference Basket Stock with a share closing price on the effective date of such Reorganization Event equal to the product of (a) the Non-Stock Exchange Property Value, (b) the adjustment factor in effect for the underlying stock on the trading day immediately prior to the effective date of such Reorganization Event and (c) 0.3333333.

Following the allocation of any Extraordinary Dividend to Reference Basket Stocks pursuant to paragraph 4 above or any Reorganization Event described in this paragraph 5, the final share price used to calculate the amount payable at maturity with respect to the stated principal amount of each security will be the sum of:

(x)  if applicable, the share closing price of the underlying stock times the adjustment factor then in effect; and

(y)  if applicable, for each New Stock, the share closing price of such New Stock times the New Stock adjustment factor then in effect for such New Stock; and

(z)  if applicable, for each Reference Basket Stock, the share closing price for such Reference Basket Stock times the Basket Stock adjustment factor then in effect for such Reference Basket Stock.

In each case, the applicable adjustment factor (including for this purpose, any New Stock adjustment factor or Basket Stock adjustment factor) will be determined by the calculation agent on the valuation date.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving consideration of particular types, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the allocation of any Extraordinary Dividend to Reference Basket Stocks pursuant to paragraph 4 above or the occurrence of any Reorganization Event referred to in paragraph 5 above, (i) references to the applicable common stock or the underlying shares under “—Some Definitions—share closing price” and “—market disruption event” shall be deemed to also refer to any New Stock or Reference Basket Stock, and (ii) all other references in this product supplement and the applicable pricing supplement to the applicable underlying stock or the underlying shares shall be deemed to refer to the Exchange Property upon whose value the payment at maturity is thereafter based and references to a “share” or “shares” of the underlying stock shall be deemed to refer to the applicable unit or units of such Exchange Property, including any New Stock or Reference Basket Stock, unless the context otherwise requires. The New Stock adjustment factor(s) or Basket Stock adjustment factors resulting from any Reorganization Event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

If a Reference Basket Event occurs, we shall, or shall cause the calculation agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the occurrence of such Reference Basket Event and of the three Reference Basket Stocks selected as promptly as possible and in no event later than five Business Days after the date of the Reference Basket Event.

No adjustment to any adjustment factor (including for this purpose, any New Stock adjustment factor or Basket Stock adjustment factor) will be required unless such adjustment would require a change of at least 0.1% in the Adjustment Factor then in effect. Adjustments to the adjustment factors will be made up to the close of business on the valuation date.

No adjustment to the adjustment factor or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all events that could affect the share closing price of an underlying stock, including, without limitation, a partial tender or exchange offer for an underlying stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to the adjustment factor, any New Stock adjustment factor or Basket Stock adjustment factor or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the adjustment factor, or to the method of calculating the amount payable at maturity of the securities made pursuant to paragraph 5 above, upon written request by any investor in the securities.

•	in the case of securities linked to underlying shares,

If the ETF shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one ETF share. No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect. Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

Alternate Exchange Calculation in case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to the relevant issuer, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the Acceleration Amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation

If the underlying index publisher discontinues publication of the underlying index or a basket index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index or basket index (such index being referred to herein as a “successor index”), then any subsequent index closing value of the underlying index or basket index will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value is to be determined, and to the extent the index closing value of such successor index differs from the index closing value of the discontinued underlying index or basket index at the time of such substitution, a proportionate adjustment will be made by the Calculation Agent to the relevant initial index value.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of such securities, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of the relevant securities, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the underlying index publisher discontinues publication of the underlying index or a basket index prior to, and such discontinuance is continuing on, any valuation date and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the index closing value of the affected index for each such date. The index closing value of the affected index will be computed by the Calculation Agent in accordance with the formula for and method of calculating such affected index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such valuation date of each security most recently constituting the affected index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index or any basket index may adversely affect the value of the securities.

If at any time the method of calculating the underlying index or basket index or successor index, or the value thereof, is changed in a material respect, or if the underlying index or basket index or successor index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the index closing value and/or basket closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the underlying index or basket index or successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the final index value or final average index value, as applicable, with reference to the underlying index or basket index or successor index, as adjusted. Accordingly, if the method of calculating the underlying index or basket index or successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation

Agent will adjust such index in order to arrive at a value of the underlying index or basket index or successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation

If trading in the ETF shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the exchange-traded fund relating to the ETF shares is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the share closing price of the ETF shares on any valuation date following the discontinuance or liquidation event will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the share underlying index (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) times (ii) a fraction, the numerator of which is the share closing price of the ETF shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a share closing price of the ETF shares was available.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index and the index publisher of the share underlying index or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent share closing price on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day, and, to the extent the value of the successor index differs from the value of the share underlying index at the time of such substitution, proportionate adjustments will be made by the Calculation Agent for purposes of calculating payments on the securities.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the securities linked to ETF shares, within three business days of such selection. We expect that such notice will be made available to you, as a beneficial owner of such securities, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If, subsequent to a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, any valuation date and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the share closing price for such date. The share closing price will be computed by the Calculation Agent in accordance with the formula for calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance. Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the securities linked to ETF shares.

Trustee

The “Trustee” for each offering of securities issued under each of the Senior Debt Indenture and the MSFL Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor Trustee to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to the Depositary of the amount of cash to be delivered with respect to the stated principal amount of each security, on or prior to 10:30 a.m. on the business day preceding the maturity date and (ii) deliver the aggregate cash amount due with respect to the securities to the Trustee for delivery to the Depositary, as holder of the securities, on the maturity date.

We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants. See “—Forms of Securities—Book-Entry Securities” or “—Forms of Securities—Certificated Securities” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Agent

Unless otherwise specified in the applicable pricing supplement, the “agent” for each underwritten offering of securities will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for the securities will be MS & Co. As Calculation Agent, MS & Co. will determine, among other things, the initial index value, the initial share price, the initial basket value, the final index value (or final average index value), the final share price (or final average share price), the final basket value (or final average basket value), the multipliers, the index percent increase or decrease, the share percent increase or decrease, the basket percent increase or decrease, the index performance factor, the share performance factor, the basket performance factor, as applicable, whether a market disruption event has occurred, the payment at maturity and the amount due and payable upon any acceleration of the securities that we describe in the section of this product supplement called “—Alternate Exchange Calculation in case of an Event of Default.”

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to the payment at maturity, if any, for securities linked to a single underlying index, shares of a single common stock or shares of a single exchange-traded fund will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to the payment at maturity, if any, for securities linked to a basket of indices, common stocks and/or ETF shares will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the securities, including with respect to certain determinations and judgments that the Calculation Agent must make. See “Description of Securities—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” or “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” as applicable, and the definition of market disruption event under “Description of Securities—General Terms of Securities—Some Definitions”. MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the securities to restrict the use of information relating to the calculations made by the Calculation Agent with respect to the securities prior to the dissemination of such information. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Securities

As noted above, the securities are issued as part of Morgan Stanley’s Series I medium-term note program or MSFL’s Series A medium-term note program, as applicable. We will issue securities only in fully registered form either as book-entry securities or as certificated securities. References to “holders” mean those who own securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries.

Book-Entry Securities. For securities in book-entry form, we will issue one or more global certificates representing the entire issue of securities. Except as set forth in the prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary. These certificates name the Depositary or its nominee as the owner of the securities. The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities. An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative. A further description of the Depositary’s procedures for global securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the prospectus. The Depositary has confirmed to us, the agent and each Trustee that it intends to follow these procedures.

Certificated Securities. If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the securities. The person named in the security register will be considered the owner of the securities for all purposes under the Senior Debt Indenture. For example, if we need to ask the holders of any issuance of securities to vote on a proposed amendment to such securities, the person named in the security register will be asked to cast any vote regarding that issuance of securities. If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your securities in our records and will be entitled to cast the vote regarding your securities. You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York Law to Govern. The securities and Morgan Stanley’s guarantee of securities issued by MSFL will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the securities are made, how exchanges and transfers of the securities are effected and how fixed and floating rates of interest on the securities, if any, are calculated.

Use of Proceeds and Hedging

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, the issue price per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described in the applicable pricing supplement comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities. See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the pricing date or any basket component setting date, we expect to hedge our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to take positions in the stocks constituting the underlying index or a basket index, in futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging and, if the securities are linked to underlying shares or underlying stocks, by taking positions in the underlying shares or underlying stocks, in options contracts on the underlying shares or underlying stocks or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase or sale activity on or prior to the pricing date or any basket component setting date could affect the value of the underlying asset on the pricing date or any basket component value on a basket component setting date, and therefore, could adversely affect the level at which such underlying asset must be on the valuation date(s) so that you do not suffer a loss on your initial investment in the securities. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the securities, including on the valuation date(s), by purchasing and selling the stocks constituting the underlying index or a basket index, futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities and, if the securities are linked to underlying shares or underlying stocks, by purchasing and selling the underlying shares or underlying stocks, options contracts relating to the underlying shares or underlying stocks or any other available securities or instruments that we may wish to use in connection with such hedging activities. These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final valuation date approaches. We cannot give any assurance that our hedging activities will not affect the value of the underlying asset and, therefore, adversely affect the value of the securities or the payment you will receive at maturity, if any.

Securities Offered on a Global Basis

If we offer the securities on a global basis, we will so specify in the applicable pricing supplement. The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis. The additional provisions described under “Securities Offered on a Global Basis Through the Depositary—Tax Redemption” and “—Payment of Additional Amounts” will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

Benefit Plan Investor Considerations

General Fiduciary Matters

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

Prohibited Transaction Issues

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”) with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest or disqualified person, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in excise tax and other penalties and liabilities under ERISA and/or Section 4975 of the Code for parties in interest or disqualified persons who engaged in the prohibited transaction, unless exemptive relief is available under an applicable statutory or administrative exemption. In addition, fiduciaries of the Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction, and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest or disqualified person with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” of any Plan by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption, or such purchase, holding or disposition is otherwise not prohibited. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Non-ERISA Arrangements

Governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA

Arrangements”) are not subject to the fiduciary responsibility or prohibited transaction rules of ERISA or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”). Fiduciaries of Non-ERISA Arrangements should consult with their counsel regarding the potential consequences of an investment in the securities under any applicable Similar Laws before purchasing the securities on behalf of or with assets of any Non-ERISA Arrangement.

Representations

Any purchaser, including any fiduciary purchasing on behalf of a Plan, Plan Asset Entity or Non-ERISA Arrangement, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan, Plan Asset Entity or Non-ERISA Arrangement and is not purchasing such securities on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i) the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we or any of our affiliates or the purchaser or holder has under or with respect to the securities;

(ii) we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our and our affiliates’ obligations under the securities;

(iii) any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv) our interests are adverse to the interests of the purchaser or holder; and

(v) neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation or advice by us or any of our affiliates or representatives as to whether such an investment meets all relevant legal requirements with respect to investments by Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement, or that such an investment is appropriate for Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement. In this regard, neither this discussion nor anything provided in this product supplement is or is intended to be investment advice directed at any potential Plan, Plan Asset Entity or Non-ERISA Arrangement purchaser or at such purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

United States Federal Taxation

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of the ownership and disposition of the securities.

The discussion below assumes that the securities will not pay any stated interest. The U.S. federal tax consequences of an investment in securities that provide for stated interest will be set forth in the applicable pricing supplement.

This discussion applies only to you if you are an initial investor in the securities who:

•	purchases the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	holds the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a security is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;
•	insurance companies;
•	dealers and certain traders in securities or commodities;
•	investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;
•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	regulated investment companies;
•	real estate investment trusts; or
•	tax-exempt entities, “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

For example, a U.S. Holder who has made a separate investment the return on which is based on or linked to the performance of any stock, index (including any component thereof) or exchange-traded fund (or its underlying assets) underlying a Bear Market Security should discuss with its tax adviser the U.S. federal income tax consequences of an investment in a Bear Market Security (including the potential application of the “straddle” rules).

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

We will not attempt to ascertain whether any issuer of any shares to which a security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or settlement of a security. If a U.S. Holder owns or is deemed to own an equity interest in a PFIC for any taxable year, the U.S. Holder would generally be required to file Internal Revenue Service (the "IRS") Form 8621 with its annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. Moreover, the effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences, special tax accounting rules under Section 451 of the Code or consequences resulting from the Medicare tax on investment income.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein, possibly with retroactive effect. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income and estate tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement. Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal income taxation with respect to the specific securities offered thereunder.

General

For U.S. federal income tax purposes, Morgan Stanley Finance LLC is disregarded as an entity separate from Morgan Stanley. Therefore, unless otherwise indicated in the applicable pricing supplement, securities issued by Morgan Stanley Finance LLC will be treated as if they were securities issued by Morgan Stanley for U.S. federal income tax purposes.

Except as otherwise provided in the applicable pricing supplement, under current law, we intend to treat each security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes.

The discussion below is subject to, and should be read in conjunction with, the discussion below under “Possible Taxable Events.”

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the treatment described herein. Accordingly, you should consult your tax adviser regarding all aspects of the U.S. federal tax consequences of an investment in the securities (including possible alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment of each security as described above.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Tax Treatment Prior to Settlement. Subject to the discussions below under “Possible Taxable Events” and “—Possible Application of Section 1256 of the Code,” a U.S. Holder should not be required to recognize taxable income over the term of the securities prior to settlement, other than pursuant to a sale or exchange as described below.

Tax Basis. Subject to the discussions below under “Possible Taxable Events” and “—Possible Application of Section 1256 of the Code,” a U.S. Holder’s tax basis in a security should equal the amount paid by the U.S. Holder to acquire the security.

Sale, Exchange or Settlement of the Securities. Upon a sale, exchange or settlement of a security, a U.S. Holder should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or settlement and the U.S. Holder’s tax basis in the security sold, exchanged or settled. Subject to the discussion above regarding the possible application of the PFIC rules and the discussions below regarding the possible application of Sections 1260 and 1256 of the Code and under “Possible Taxable Events,” any gain or loss recognized should be long-term capital gain or loss if the U.S. Holder has held the security for more than one year at the time of the sale, exchange or settlement, and short-term capital gain or loss otherwise.

Possible Application of Section 1260 of the Code

If a security (other than a Bear Market Security) is linked to an equity interest in one of a specified list of entities (“Pass-Thru Entities”), including an exchange-traded fund or other regulated investment company, a real estate investment trust, a partnership or a PFIC, there is a substantial risk that an investment in the security will be treated as a “constructive ownership transaction,” as defined in Section 1260 of the Code. If an investment in the security is treated as a constructive ownership transaction, all or a portion of any long-term capital gain recognized by a U.S. Holder in respect of the security could be recharacterized as ordinary income (the “Recharacterized Gain”). In addition, an interest charge would be imposed on any deemed underpayment of tax for each year that the constructive ownership transaction was outstanding. The amount of the interest charge is determined by treating any Recharacterized Gain as having accrued such that the gain in each successive year is equal to the gain in the prior year increased by the applicable federal rate (determined as of the date of sale, exchange or settlement of the security) during the term of the constructive ownership transaction.

The amount of the Recharacterized Gain (if any) that would be treated as ordinary income in respect of the security equals the excess of (i) any long-term capital gain recognized by the U.S. Holder in respect of the security over (ii) the “net underlying long-term capital gain” (as defined in Section 1260 of the Code). Even if an investment in the security is treated as a constructive ownership transaction, the amount of net underlying long-term capital gain, and therefore the amount of Recharacterized Gain, is unclear. It is possible, for example, that the net underlying long-term capital gain is equal to the aggregate net capital gain that the U.S. Holder would have had if the Underlying Shares had been acquired for fair market value on the issue date of the security and sold for fair market value upon the date of sale, exchange or settlement of the security (which would reflect the percentage increase, without any multiple, in the value of the Underlying Shares over the term of the security). However, the net underlying long-term capital gain could alternatively be calculated using a number of Underlying Shares that reflects the multiple upon which any gain on the security will be calculated, in which case the amount of Recharacterized Gain would generally be zero. Moreover, other features of a security (such as a security linked to multiple Pass-Thru Entities or a Pass-Thru Entity and one or more indices which do not contain any Pass-Thru Entity), may also give rise to uncertainty about the proper method for calculating the amount of Recharacterized Gain. Under Section 1260 of the Code, the amount of net underlying long-term capital gain is treated as zero unless otherwise “established by clear and convincing evidence.” Furthermore, if a Pass-Thru Entity holds certain commodities, the long-term capital gain that a U.S. Holder would otherwise recognize in respect of the security up to the amount of the net underlying long-term capital gain could, if the U.S. Holder is an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain.

Unless otherwise provided in the applicable pricing supplement, due to the lack of governing authority, our counsel expects to be unable to opine as to whether or how Section 1260 of the Code applies to securities linked to Pass-Thru Entities. U.S. Holders should consult their tax advisers regarding the potential application of the “constructive ownership” rule to the securities.

Possible Application of Section 1256 of the Code

Special rules will apply if a security constitutes, in whole or in part, a “Section 1256 Contract” under Section 1256 of the Code. Section 1256 Contracts include, among others, “listed options.” Accordingly, if a security is listed on (or subject to the rules of) an exchange, board of trade or market, it is possible that the security may be treated, in whole or in part, as a Section 1256 Contract. If Section 1256 of the Code were to apply to a security, U.S. Holders would be required (i) to mark to market all or a portion of the security as if it were sold at its fair market value on the last business day of each year it is held, and (ii) to recognize any gain or loss in respect of the portion of the security that is treated as a Section 1256 Contract as 40% short-term capital gain or loss and 60% long-term capital gain or loss. U.S. Holders should consult their tax advisers regarding the potential application of Section 1256 of the Code to the securities.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper tax treatment of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. The IRS could, for instance, seek to treat a security as a debt instrument. The risk that financial instruments providing for buffers, triggers or similar downside protection features would be recharacterized, for U.S. federal income tax purposes, as debt instruments giving rise to ordinary income, rather than as open transactions, is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

If a security that matures (after taking into account the last possible date that the security could be outstanding under its terms) more than one year from its date of issuance were treated as a debt instrument, it would be subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”). If the IRS were successful in asserting that the Contingent Debt Regulations applied to a security, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue into income original issue discount (“OID”) on the security every year at a “comparable yield” determined at the time of issuance of the security. Furthermore, any gain realized by a U.S. Holder at maturity or upon a sale, exchange or other disposition of the security would generally be treated as ordinary income, and any loss realized would be treated as ordinary loss to the extent of the U.S. Holder’s prior accruals of OID and as capital loss thereafter.

If a security that matures (after taking into account the last possible date that the security could be outstanding under its terms) one year or less from its date of issuance (a “Short-term Security”) were treated as a debt instrument, the timing and character of income thereon would be significantly affected. Among other things, gain realized by a U.S. Holder upon settlement of a Short-term Security at maturity would be treated as ordinary income. In addition, such a Short-term Security would be treated as issued with OID. Moreover, (1) gain recognized by a U.S. Holder upon the sale or other disposition of the Short-term Security (other than at maturity) would be treated as ordinary income to the extent of any accrued OID not yet included in income, and (2) accrual-method U.S. Holders (and cash-method U.S. Holders that elect to apply an accrual method of tax accounting to the Short-term Security) might be required to accrue into income OID over the term of the Short-term Security before maturity. However, the amount of accrued OID would be unclear because the amount payable at maturity of the Short-term Security would not be known as of the issue date.

Even if the Contingent Debt Regulations or short-term debt treatment do not apply to the securities, other alternative U.S. federal income tax treatments of the securities are possible, which, if applied, could significantly affect the timing and character of the income or loss with respect to the securities. It is possible, for example, that a security could be treated as a unit consisting of a loan and a forward contract, in which case a U.S. Holder might be required to accrue OID into income on a current basis.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Such issues include whether to require holders of these instruments to accrue income over the term of their investment; the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” rule (as discussed above under “—Possible Application of Section 1260 of the Code”). In

addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of the payment on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns may be filed with the IRS in connection with the payment on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;
•	a foreign corporation; or
•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•	a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;
•	certain former citizens or residents of the United States; or
•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Tax Treatment upon Sale, Exchange or Settlement of the Securities

Assuming the treatment of the securities as set forth above under “—General” is respected, and subject to the discussions regarding backup withholding, the possible application of Sections 871(m) and 897 of the Code and FATCA, a Non-U.S. Holder of the securities will not be subject to U.S. federal income or withholding tax in respect of amounts paid to the Non-U.S. Holder.

Subject to the discussions regarding the possible application of Sections 871(m) and 897 of the Code and FATCA, if all or any portion of a security were treated as a debt instrument, any payment made to a Non-U.S. Holder with respect to the security would not be subject to U.S. federal withholding tax, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of Morgan Stanley stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to Morgan Stanley through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding the security on behalf of the beneficial owner) furnishes to the applicable withholding agent an applicable IRS Form W-8, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

The U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Such issues include the degree, if any, to which any income with respect to these instruments should be subject to U.S. withholding tax. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of this issue could materially and adversely affect the withholding tax consequences of an investment in and disposition of the securities, possibly with retroactive effect. Non-U.S. Holders should note that we currently do not intend to withhold on payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussions below regarding the possible application of Section 871(m) of the Code and FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders, and we will not be required to pay any additional amounts with respect to amounts withheld. Accordingly, Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice referred to above.

Possible Application of Section 871(m) of the Code

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) impose a withholding tax of 30% (or lower treaty rate applicable to dividends) on certain “dividend equivalents” paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. Subject to the discussion below concerning securities issued before January 1, 2025, a security linked to U.S. equities or indices that include U.S. equities (a “U.S. equity linked security”) will generally be subject to the Section 871(m) withholding regime if at issuance it (i) has a “delta” of 0.80 or higher with respect to the underlying U.S. equity or (ii) substantially replicates the economic performance of the underlying U.S. equity, as determined by a “substantial equivalence” test that, among other factors, takes into account the initial number of shares of the underlying U.S. equity needed to hedge the transaction fully. The tests described above are set forth in the regulations, and the applicable test will depend on the terms of the relevant U.S. equity linked security. Under these rules, withholding may apply even where the relevant U.S. equity linked security does not provide for any payment that is explicitly linked to a dividend. The regulations provide for certain exceptions to the withholding requirements, in particular for instruments linked to certain broad-based indices (a “qualified index”) that meet standards set forth in the regulations, as well as certain securities that track a qualified index.

Under an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2025 that do not have a “delta” of one with respect to any U.S. equity. If the terms of a U.S. equity linked security are subject to a “significant modification” (as described below under “Possible Taxable Events”), the U.S. equity linked security will generally be treated as reissued for this purpose at the time of the significant modification.

The calculations of “delta” are generally made at the “calculation date,” which is the earlier of (i) the time of pricing of the security, i.e., when all material terms have been agreed on, and (ii) the issuance of the security. However, if the time of pricing is more than 14 calendar days before the issuance of the security, the calculation date is the date of the issuance of the security. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the issuance of the security. As a result, a Non-U.S. Holder should acquire such a security only if it is willing to accept the risk that the security is treated as subject to withholding.

The amount of a “dividend equivalent” is equal to, for a “simple” contract, the product of (a) the per-share dividend amount, (b) the number of shares of the underlying U.S. equity referenced in the U.S. equity linked security and (c) the delta, and, for a “complex” contract, the product of (a) the per-share dividend amount and (b) the initial hedge.

The dividend equivalent amount will be determined on the earlier of (a) the record date of the dividend and (b) the day prior to the ex-dividend date. The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If a U.S. equity linked security is subject to withholding in respect of dividend equivalents, withholding will, depending on the applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the relevant U.S. equity linked security or upon the date of maturity, lapse or other disposition thereof by the Non-U.S. Holder.

We will determine whether a U.S. equity linked security is subject to withholding under Section 871(m). If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld.

The regulations provide that Non-U.S. Holders of a potential Section 871(m) transaction are entitled to receive certain information in respect thereof. The applicable pricing supplement will provide further guidance on how Non-U.S. Holders may obtain such information.

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on the Non-U.S. Holder’s particular circumstances. For example, the application of Section 871(m) may be affected if a Non-U.S. Holder enters into another transaction in connection with the acquisition of a U.S. equity linked security. Accordingly, Non-U.S. Holders should consult their tax advisers regarding the potential application of Section 871(m) to the securities in their particular circumstances.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty exemption, the securities may be treated as U.S.-situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payment on the securities at maturity as well as in connection with the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described above under “―Tax Treatment upon Sale, Exchange or Settlement of the Securities” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or dividends or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If the securities were recharacterized as debt instruments, as described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” FATCA would apply to any payment of U.S.-source

FDAP income and any payment of gross proceeds of the disposition (including upon retirement) of the securities. However, under proposed Treasury regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) no withholding will apply to payments of gross proceeds (other than amounts treated as FDAP income). Even if the securities are not recharacterized as debt instruments, FATCA may apply to payments of dividend equivalents under Section 871(m) of the Code, as described above under “—Tax Consequences to Non-U.S. Holders—Possible Application of Section 871(m) of the Code.” If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

Possible Taxable Events

A change in the methodology by which an underlying index is calculated, a change in the components of an underlying index, the designation of a successor index or other similar circumstances resulting in a material change to a basket or an underlying asset or to the method by which amounts payable are determined on the securities could result in a “significant modification” of the affected securities.

A significant modification of the securities would generally result in the securities being treated as terminated and reissued for U.S. federal income tax purposes. In that event, you might be required to recognize gain or loss (subject to the possible application of the wash sale rules) with respect to the securities, and your holding period for your securities could be affected. Moreover, depending on the facts at the time of the significant modification, the reissued securities could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the securities after the significant modification if you are a U.S. Holder, and potentially adverse withholding consequences if you are a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the securities. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the securities.

Plan of Distribution (Conflicts of Interest)

We are offering the securities as part of Morgan Stanley’s Series I medium-term notes or MSFL’s Series A medium-term notes, as applicable, on a continuing basis through MS & Co., which we refer to as the “agent.” We may also use other agents that will be named in the applicable pricing supplement. The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the securities. We will have the sole right to accept offers to purchase the securities and may reject any offer in whole or in part. The agent may reject, in whole or in part, any offer it solicited to purchase securities. We will pay the agent, in connection with sales of the securities resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the securities to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement. The agent may resell the securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement. The agent may offer the securities it has purchased as principal to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley and MSFL. The agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us. After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended. We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities. We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the securities on a national securities exchange. The agent may make a market in the securities as applicable laws and regulations permit. The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice. No assurance can be given as to the liquidity of any trading market for the securities.

MS & Co. is a wholly owned subsidiary of Morgan Stanley and an affiliate of MSFL, and it and other subsidiaries of Morgan Stanley and affiliates of MSFL expect to make a profit by selling, structuring and, when applicable, hedging the securities. When MS & Co. prices an offering of securities, it will determine the economic terms for such securities such that for each security the estimated value on the pricing date will be no lower than the predetermined minimum level set forth and described in the applicable pricing supplement.

The agent will conduct each offering of the securities in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest. In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer. Following the initial distribution of the securities, the agent may offer and sell those securities in the course of its business as a broker-dealer. The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. The agent may use this product supplement in connection with any of those transactions. The agent is not obligated to make a market in any of the securities and may cease to make a market at any time without notice.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or of the individual stocks that constitute the underlying index or basket indices or, if the securities are linked to underlying shares, of underlying shares or the individual stocks underlying the share underlying index. Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position for its own account. The agent must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the agent may bid for, and purchase, the securities or the individual stocks that constitute the underlying index or basket indices or, if the securities are linked to underlying shares, underlying shares or the individual stocks underlying the share underlying index in the open market to stabilize the price of the securities. Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of the securities. Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities. The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the securities through the agent, we may issue other debt securities under the applicable indenture referred to in this product supplement similar to those described in this product supplement. In the case of Morgan Stanley, those debt securities may include other Series I medium-term notes and medium-term notes under its Series J and Series K prospectus supplement, which we refer to as “Euro medium-term notes.” The other Series I medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the securities offered under this product supplement. The Euro medium-term notes may be offered concurrently with the offering of the securities, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us. The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement. In the case of MSFL, those debt securities may include other Series A medium-term notes. The other Series A medium-term notes may have terms substantially similar to the terms of the securities offered under this product supplement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of securities. See “Use of Proceeds and Hedging” above.

With respect to each issuance of securities, we expect to deliver the securities against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if the original issue date for any issuance of securities is more than two business days after the pricing date, purchasers who wish to trade securities more than two business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Securities Offered on a Global Basis

If the applicable pricing supplement indicates that any of our securities will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

The agent has represented and agreed, and any other agent through which we may offer any securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of any pricing supplement or this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the securities, or distribution of any pricing supplement or this product supplement, any accompanying index supplement and the accompanying prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes any pricing supplement, this product supplement, any accompanying index supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities. We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Canada

With respect to sales of the securities in Canada, the securities may be sold only to purchasers that (i) are not individuals, (ii) are purchasing, or deemed under applicable securities legislation to be purchasing, as principal, (iii) are “accredited investors,” as defined in National Instrument 45-106 – Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and (iv) are “permitted clients,” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this document (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Unless otherwise noted in the applicable pricing supplement, pursuant to section 3A.3 of National Instrument 33-105 – Underwriting Conflicts (“NI 33-105”), the dealers, underwriters or agents, if any, involved in the sale of the securities are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of securities which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to EEA Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the EEA.

United Kingdom

This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement are not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended (the “EUWA”) (the “UK Prospectus Regulation”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement have been prepared on the basis that any offer of securities in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of securities which are the subject of the offering contemplated in this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement may only do so with respect to UK Qualified Investors. Neither we nor the agent have authorized, nor do they authorize, the making of any offer of securities in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom's Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (“UK MiFIR”); and (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any securities which are the subject of the offering contemplated by this product supplement in relation thereto to any retail investor in the United Kingdom.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that:

(a)	securities which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the securities would otherwise constitute a contravention of Section 19 of the FSMA by us;

(b)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(c)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

Where securities have a maturity of less than one year from their date of issue and either (a) the issue proceeds are received by us in the United Kingdom and (b) the activity of issuing the securities is carried on from an establishment maintained by us in the United Kingdom, each such security must: (i)(A) have a minimum redemption value of £100,000 (or its equivalent in other currencies) (B) no part of any such security may be transferred unless the minimum redemption value of that part is not less than £100,000 (or its equivalent in other currencies).

The communication of this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relating to the issue of the securities offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement, the accompanying prospectus and any related pricing supplement or any other documents and/or materials relating to the issue of the securities offered hereby or any of their contents.

Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) on the basis that the solicitation for subscription of the securities falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the securities shall be made aware that they shall not transfer the securities to anyone other than to other QIIs. Any QII who acquires the securities shall be deemed to have agreed to such transfer restriction.

Accordingly, the securities will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

France

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of France and will not distribute or cause to be distributed in the Republic of France this product supplement, any accompanying index supplement or the accompanying prospectus or any other offering material relating to the securities, except to qualified investors (investisseurs qualifiés) as defined in and in accordance with Articles L.411-2 and D.411-1 of the French Code Monétaire et Financier.

Hong Kong

The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This product supplement, any accompanying index supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Hong Kong to acquire securities. No securities have been offered or sold or will be offered or sold, in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O. No document, invitation or advertisement relating to the securities has been or will be issued or has been or will be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder. The offer of the securities is personal to the person to whom this product supplement, any accompanying index supplement or the accompanying prospectus has been delivered by or on behalf of us, and a subscription for securities will only be accepted from such person. No person to whom a copy of this product supplement, any accompanying index supplement or the accompanying prospectus is issued may copy, issue or distribute this product supplement, any accompanying index supplement or the accompanying prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

Singapore

None of this product supplement, any accompanying index supplement or the accompanying prospectus has been registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the securities will be offered pursuant to exemptions under the SFA.  Accordingly, none of this product supplement, any accompanying index supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of any securities may be circulated or distributed, nor may any securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”)) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA (an “Accredited Investor”)) or other relevant person (as defined in Section 275(2) of the SFA (a “Relevant Person”)) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.  It is a condition of the offer that where the securities are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(i)  a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(ii)  a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the securities except:

(A) to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(B) where no consideration is or will be given for the transfer;

(C) where the transfer is by operation of law;

(D) as specified in Section 276(7) of the SFA; or

(E) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Switzerland

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that, subject to the paragraph immediately below:

(i)  the securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be admitted to trading on a trading venue (exchange or multilateral trading facility) in Switzerland;

(ii)  none of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering or marketing material relating to any securities (x) constitutes a prospectus compliant with the requirements of articles 652a and 1156 of the Swiss Code of Obligations (as such articles were in effect immediately prior to the entry into effect of the FinSA) in accordance with article 109 of the Swiss Financial Services Ordinance (“FinSO”) or pursuant to articles 35 and 45 of the FinSA for a public offering of the securities in Switzerland and no such prospectus has been or will be prepared for or in connection with the offering of the securities in Switzerland or (y) has been or will be filed with or approved by a Swiss review body (Prüfstelle) pursuant to article 52 of the FinSA; and

(iii)  none of this product supplement, any accompanying index supplement, the accompanying prospectus or other offering or marketing material relating to any securities may be publicly distributed or otherwise made publicly available in Switzerland.

Notwithstanding the paragraph immediately above, in respect of any issuance of securities, the issuer of securities, the agent and the relevant dealer(s) and underwriter(s) may agree that (x) such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or (y) an application will be made by (or on behalf of) the issuer to admit such securities to trading on a trading venue (exchange or multilateral trading facility) in Switzerland, provided that:

(i)  the issuer is able to rely, and is relying, on an exemption from the requirement to prepare and publish a prospectus under the FinSA in connection with such public offer and/or application for admission to trading;

(ii)  in the case of any such public offer, the relevant agent, dealer(s) and underwriter(s) have agreed to comply with any restrictions applicable to the offer and sale of such securities that must be complied with in order for the issuer to rely on such exemption; and

(iii)  the applicable pricing supplement will specify that such securities may be publicly offered in Switzerland within the meaning of the FinSA and/or the trading venue in Switzerland to which an application will be made by (or on behalf of) the issuer to admit such securities to trading thereon.

The agent has represented and agreed, and each further agent, dealer and underwriter appointed under this program will be required to represent and agree, that,

(i)  no key information document (Basisinformationsblatt) pursuant to article 58 (1) of the FinSA (or any equivalent document under the FinSA) has been or will be prepared in relation to any securities; and

(ii)  therefore, any securities with a derivative character within the meaning of article 86 (2) of the FinSO may not be offered or recommended to private clients within the meaning of the FinSA in Switzerland.

Chile

The agent has represented and agreed, and each further agent, dealer and underwriter appointed with respect to any securities will be required to represent and agree, that it will not offer or sell, directly or indirectly, any securities in the Republic of Chile and will not distribute or cause to be distributed in the Republic of Chile this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering material relating to the securities, except to “qualified investors” and subject to Norma de Carácter General No. 336 (“NCG 336”) of June 27, 2012 issued by the Financial Market Commission of Chile (“CMF”).

The CMF nor any other regulatory authority in the Republic of Chile has reviewed or approved the contents of this product supplement, any accompanying index supplement or the accompanying prospectus. This product supplement, any accompanying index supplement or the accompanying prospectus does not constitute an offer or invitation to the public in Chile to acquire securities.

According to NCG 336, on or before making any offer of the securities in Chile, the person making the offer shall include in all offering materials the following cautionary language in English and in Spanish:

“IMPORTANT INFORMATION FOR INVESTORS RESIDENT IN CHILE: (1) The offering of the securities will commence in Chile on [dd/mm/yyyy]; (2) the offering will be subject to Norma de Carácter General N° 336 of the CMF; (3) the offered securities are not and will not be registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the CMF and will therefore not be subject to the supervision of the CMF; (4) the offered securities are not registered in Chile and the issuer thereof is not required to disclose information to the public in Chile about its securities; and (5) the offered securities cannot and will not be publicly offered in Chile unless and until the offered securities are registered in the corresponding securities registry of the CMF.

INFORMACIÓN IMPORTANTE PARA INVERSIONISTAS RESIDENTES EN CHILE: (1) La oferta de los valores comenzará en Chile el día [dd/mm/aaaa]; (2) la oferta se acogerá a la Norma de Carácter General N° 336 de la CMF; (3) los valores no están ni estarán inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la CMF, por lo que tales valores no están sujetos a la fiscalización de ésta; (4) Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de estos valores, y (5) Los valores no podrán ser objeto de oferta pública en Chile mientras no sean inscritos en el Registro de Valores correspondiente.”

Pursuant to NCG 336, the securities may be privately offered to certain “qualified investors” as such are defined in NCG 336 and further described in Rules No. 216 of June 12, 2008 and 410 of July 27, 2016 of the CMF. The person making the offer in Chile should consult with local counsel about these definitions.

Brazil

The securities have not been, and will not be, issued, placed, distributed, offered or negotiated in the Brazilian capital markets. The issuance of the securities has not been nor will the securities be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários), or the CVM. Any public offering or distribution, as defined under Brazilian laws and regulations, of the securities in Brazil is not permitted without such registration or an express exemption or registration with the CVM pursuant to Brazilian laws and regulations. Documents relating to the offering of the securities, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the securities is not a public offering of securities in Brazil), nor be used in connection with any offer for subscription or sale of the securities to the public in Brazil. This product supplement, any accompanying index supplement or the accompanying prospectus is not addressed to Brazilian residents and it should not be forwarded or distributed to, nor read or consulted by, acted on or relied upon by Brazilian residents. Any investment to which this product supplement, any accompanying index supplement or the accompanying prospectus relates is available only to non-Brazilian residents and will only be made by non- Brazilian residents. If you are a Brazilian resident and received this product supplement, any accompanying index supplement or the accompanying prospectus, please destroy it along with any copies.

Mexico

The securities have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores; the “CNBV”) and, therefore, may not be offered or sold publicly in Mexico, except that the securities may be sold to Mexican institutional and accredited investors solely pursuant to the private placement exemption set forth in the Mexican Securities Market Law (Ley del Mercado de Valores). Each of this product supplement, any accompanying index supplement and the accompanying prospectus is solely our responsibility and has not been reviewed or authorized by the CNBV. The acquisition of the securities by an investor who is a resident of Mexico will be made under its own responsibility.